                                                                    Exhibit 99.2

================================================================================




                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                          SIGHT RESOURCE CORPORATION,

                           EYESHOP ACQUISITION CORP.

                                      AND

                               EYESHOP.COM, INC.


                           Dated as of May 23, 2001


================================================================================

                               TABLE OF CONTENTS

                                                                                               Page
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ARTICLE I THE MERGER..........................................................................    1
        1.1    The Merger.....................................................................    1
        1.2    Effective Time.................................................................    2
        1.3    Effect of the Merger...........................................................    2
        1.4    Charter and By-Laws of Surviving Corporation...................................    2
        1.5    Directors and Officers.........................................................    2
        1.6    Total Consideration; Conversion of Company Shares..............................    2
        1.7    Cancellation of Treasury Shares................................................    4
        1.8    Stock Options..................................................................    5
        1.9    Capital Stock of EAC...........................................................    5
        1.10   Adjustments to Exchange Ratio..................................................    5
        1.11   Fractional Shares..............................................................    5
        1.12   Surrender of Certificates......................................................    6
        1.13   Further Ownership Rights in Company Shares.....................................    7
        1.14   Closing........................................................................    7
        1.15   Lost, Stolen or Destroyed Certificates.........................................    8
        1.16   Tax Consequences...............................................................    8
        1.17   Dissenter's Rights.............................................................    8
        1.18   Further Assurances.............................................................    8
        1.19   Closing of Company Transfer Books..............................................    9


ARTICLE II REPRESENTATIONS AND WARRANTIES OF SRC AND EAC......................................    9
        2.1    Corporate Organization and Authorization.......................................    9
        2.2    SRC Capitalization.............................................................   10
        2.3    SRC Subsidiaries...............................................................   10
        2.4    Organization, Existence and Good Standing of SRC Subsidiaries..................   10
        2.5    Noncontravention; Consents.....................................................   10
        2.6    SRC Public Information.........................................................   11
        2.7    No Material Adverse Changes....................................................   12
        2.8    Legal Proceedings..............................................................   12
        2.9    Contracts, etc.................................................................   12
        2.10   Subsequent Events..............................................................   13
        2.11   Inventories....................................................................   13
        2.12   Tax Returns....................................................................   14
        2.13   Commissions and Fees...........................................................   14
        2.14   Employee Benefit Plans; Employment Matters.....................................   14
        2.15   Compliance with Laws in General................................................   15
        2.16   Intellectual Property..........................................................   15
        2.17   Insurance......................................................................   16
        2.18   Properties.....................................................................   16
        2.19   Environmental Matters..........................................................   16
        2.20   Vote Required..................................................................   17
        2.21   Absence of Undisclosed Liabilities.............................................   17


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................   18
        3.1    Corporate Organization.........................................................   18

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        3.2    Authorization of Agreement.....................................................   18
        3.3    Capitalization.................................................................   18
        3.4    Company Subsidiaries...........................................................   19
        3.5    Non-Contravention; Consents....................................................   19
        3.6    Financial Information..........................................................   20
        3.7    Absence of Undisclosed Liabilities.............................................   20
        3.8    No Material Adverse Changes....................................................   20
        3.9    Legal Proceedings..............................................................   20
        3.10   Commissions and Fees...........................................................   21
        3.11   Information Statement; Proxy Statement.........................................   21
        3.12   Compliance with Laws...........................................................   21
        3.13   Subsequent Events..............................................................   22
        3.14   Tax Returns....................................................................   22
        3.15   Employee Benefit Plans; Employment Matters.....................................   23
        3.16   Intellectual Property..........................................................   23
        3.17   Properties.....................................................................   24
        3.18   Environmental Matters..........................................................   24
        3.19   Vote Required..................................................................   25


ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER.............................................   25
        4.1    Conduct of Business Pending the Merger.........................................   25
        4.2    No Solicitation; SRC Acquisition Proposals.....................................   28
        4.3    No Solicitation; Company Acquisition Proposals.................................   28


ARTICLE V  ADDITIONAL AGREEMENTS..............................................................   29
        5.1    Proxy Statement; Information Statement.........................................   29
        5.2    Meeting of Company Stockholders................................................   30
        5.3    Exemption from State Anti-Takeover Laws........................................   30
        5.4    Standstill.....................................................................   30
        5.5    Public Disclosures.............................................................   31
        5.6    Indemnification................................................................   31
        5.7    Resignation of SRC Directors and Officers......................................   32
        5.8    Company Stock Options..........................................................   32
        5.9    Rights Agreement...............................................................   32
        5.10   Access to Information; Confidentiality.........................................   33
        5.11   Notification of Certain Matters................................................   33
        5.12   Covenants for Tax-Free Status..................................................   34
        5.13   Voting Agreements..............................................................   34
        5.14   Employment Agreement...........................................................   34
        5.15   Restrictions on Sales..........................................................   34
        5.16   Registration Rights............................................................   35
        5.17   Carlyle Registration...........................................................   35
        5.18   Relocation of SRC's Headquarters...............................................   36
        5.19   U.K. Assets....................................................................   36
        5.20   Issuance of Additional Shares..................................................   36


ARTICLE VI CONDITIONS OF MERGER...............................................................   36
        6.1    Conditions to Obligation of Each Party to Effect the Merger....................   36
        6.2    Additional Conditions to Obligations of SRC and EAC............................   37
        6.3    Additional Conditions to Obligations of the Company............................   38

                                      ii
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ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER................................................   38
        7.1    Termination....................................................................   38
        7.2    Effect of Termination..........................................................   40
        7.3    Fees and Expenses..............................................................   40
        7.4    Amendment......................................................................   41
        7.5    Waiver.........................................................................   41


ARTICLE VIII GENERAL PROVISIONS...............................................................   41
        8.1    Survival of Representations and Warranties.....................................   41
        8.2    Notices........................................................................   42
        8.3    Disclosure Schedules...........................................................   43
        8.4    Certain Definitions............................................................   43
        8.5    Interpretation.................................................................   46
        8.6    Severability...................................................................   46
        8.7    Entire Agreement...............................................................   46
        8.8    Assignment.....................................................................   46
        8.9    Parties in Interest............................................................   46
        8.10   Failure or Indulgence Not Waiver; Remedies Cumulative..........................   46
        8.11   Governing Law..................................................................   46
        8.12   Counterparts...................................................................   47


                                   EXHIBITS

          Designation                 Description          Section Reference
          -----------                 -----------          -----------------
Exhibit A                    Certificate of Merger                1.2
Exhibit B                    Certificate of  Amendment            2.20
Exhibit C-1                  Voting Agreement                     5.13
Exhibit C-2                  Voting Agreement                     5.13

          AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2001 (the "Agreement") by and among SIGHT RESOURCE CORPORATION, a Delaware corporation
 ---------
("SRC"), EYESHOP ACQUISITION CORP., a Delaware corporation and a wholly owned
  ---
subsidiary of SRC ("EAC"), and EYESHOP.COM, INC. (the "Company").
                                                       -------

          WHEREAS, the Boards of Directors of SRC and the Company have each determined that a business combination between SRC and the Company is in the best interests of their respective companies and stockholders;

          WHEREAS, in furtherance of such combination, the Boards of Directors of SRC, EAC and the Company have each approved the merger (the "Merger") of EAC
                                                                ------
with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein,
                        ----
which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of SRC;

          WHEREAS, the Board of Directors of each of SRC and the Company has unanimously determined that the Merger and issuance of the Merger Consideration (as defined herein) is fair to, and in the best interests of, their respective companies and stockholders and has approved and adopted this Agreement, has approved the Merger and other transactions contemplated hereby, and has recommended approval and adoption of this Agreement and the transactions contemplated hereby by their respective stockholders;

          WHEREAS, the Board of Directors of each of SRC and EAC has approved and adopted this Agreement, including, in the case of SRC, as the sole stockholder of EAC, and the other transactions contemplated hereby;

          WHEREAS, each of SRC, EAC and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and the United States Treasury Regulations promulgated thereunder; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, SRC, EAC and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the DGCL, EAC shall be merged with and into the Company, the separate corporate existence of EAC shall cease and the Company shall, as the surviving corporation in the Merger, continue its existence under the DGCL as a wholly owned subsidiary of SRC. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                    ---------------------

     1.2  Effective Time. As promptly as practicable after the satisfaction or,
          --------------
to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form of Exhibit A (the "Certificate
                                                   ---------       -----------
of Merger"), along with a certified copy of this Agreement, with the Secretary
---------
of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of SRC, EAC and the Company, being the "Effective Time").
                                     --------------
     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and EAC shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and EAC shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Charter and By-Laws of Surviving Corporation. Unless otherwise
          --------------------------------------------
determined by SRC prior to the Effective Time, at the Effective Time the Charter of the Company, as amended by the Certificate of Merger, shall be the Charter of the Surviving Corporation until thereafter amended as provided by the DGCL. The by-laws of the EAC shall be the by-laws of the Surviving Corporation until thereafter amended as provided by the DGCL.

     1.5  Directors and Officers.
          ----------------------

     (a) At the Effective Time, the directors and officers of SRC shall be those persons set forth on Schedule 1.5(a) hereto, in each case until their
                           ---------------
respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with SRC's Charter and by-laws. Prior to the Effective Time, SRC shall deliver to the Company resignation letters of the SRC directors who will cease to serve as directors and officers who will cease to serve as officers, to be effective as of the Effective Time.

     (b) The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Charter of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and by-laws.

     1.6  Total Consideration; Conversion of Company Shares.
          -------------------------------------------------

     (a) Subject to the other provisions of this Article I, the shares of capital stock of the Company (such shares being collectively referred to as the "Company Shares") issued and outstanding immediately prior to the Effective Time
 --------------
(other than any Company Shares to be cancelled pursuant to Section 1.7 and any Dissenting Shares as defined in Section 1.17) will be converted automatically into the right to receive fully paid and nonassessable shares of common stock, par value $0.01 per share, of SRC ("SRC Common Stock") in the applicable
                                           ----------------
ratio set forth below (each an "Exchange Ratio"), together with (x) cash, if
                                --------------
any, in lieu of any fraction of SRC Common Stock, pursuant to Section 1.11, (y) additional shares of SRC Common Stock as described in and issuable pursuant to subsection (c) of this Section 1.6, and (z) additional shares of SRC Common Stock as described in and issuable pursuant to subsection (d) of this Section
1.6 (all of which constitute the "Merger Consideration"):
                                  --------------------

          (i) Each share of Common Stock, par value $0.001 per share of the Company (the "Company Common Shares"), will be converted into the right to
              ---------------------
receive 4.52 fully paid and nonassessable shares of SRC Common Stock (the "Common Share Exchange Ratio").

          (ii)  Each share of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Company Series A Preferred Shares")
                                             ---------------------------------
will be automatically converted into the right to receive 9.79 fully paid and nonassessable shares of SRC Common Stock.

          (iii) Each share of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Company Series B Preferred Shares")
                                             ---------------------------------
will be automatically converted into the right to receive 33.72 fully paid and nonassessable shares of SRC Common Stock.

     (b)  Each share of SRC Common Stock to be issued upon conversion of
Company Shares in accordance with this Section 1.6 shall include the corresponding Series A Junior Participating Preferred Stock Purchase Right of SRC (a "SRC Right") issued pursuant to the Rights Agreement dated as of May 15,
        ---------
1997 between the Company and American Stock Transfer & Trust Company, as amended (as so amended, the "SRC Rights Agreement"). Prior to the Distribution Date (as
                     --------------------
defined in the SRC Rights Agreement), all references in this Agreement to the SRC Common Stock issued in connection with the Merger shall be deemed to include SRC Rights.

     (c) As part of the Merger Consideration, the holders of Company Shares shall be entitled to receive additional fully paid and nonassessable shares of SRC Common Stock upon the exercise of or issuance in respect to the rights to receive SRC Common Stock as set forth on Schedule 1.6(c) herein (the "Stock
                                         ---------------
Rights") equal to the number of shares so issued by SRC thereby. Such additional shares of SRC Common Stock shall be issued in respect of each Company Share (that is, each Company Common Share, each Company Series A Preferred Share, and each Company Series B Preferred Share) in proportion to the Exchange Ratio applicable to each such share and in respect of each Company Share underlying a Company Stock Option (as hereinater defined) assumed by SRC pursuant to Section 1.8(a) herein in proportion to the Exchange Ratio applicable to each such share as if the holder thereof exercised such option in full immediately prior to the Effective Time. Shares of SRC Common Stock issuable pursuant to this Subsection
(c) shall be issued within ten days following the end of the month in which such shares of SRC Common Stock are issued pursuant to the Stock Rights. Notwithstanding the preceding, an Optionholder shall be entitled to receive additional shares of SRC Common Stock pursuant to this Subsection (c) only upon and to the extent that such Optionholder has exercised options received by it pursuant to Section 1.8(a) herein.

     (d) Also as part of the Merger Consideration, the holders of Company Shares shall be entitled to receive additional fully paid and nonassessable shares of SRC Common Stock only if and to the extent that (i) the options described in Section 1.8(a) to purchase shares of SRC Common Stock expire or are canceled unexercised and (ii) the shares of SRC Common Stock issuable to the Optionholders pursuant to Subsection (c) of this Section 1.6 are not so issuable. Such additional shares of SRC Common Stock issuable pursuant to this Subsection (d) shall be issued in respect of each Company Share (that is, each Company Common Share, each Company Series A Preferred Share, and each Company Series B Preferred Share) in proportion to the Exchange Ratio applicable to each such share and shall be issued within ten days following the end of the month in which such options are canceled or expired.

     (e) In the event of exercise of any of the options described in Section 1.8(a) by any of the Optionholders, SRC shall issue to persons who are, as of the Effective Time, holders of Company Shares additional fully paid and nonassessable shares of SRC Common Stock as follows:

          (i) In the event the Optionholder pays the exercise price of the option in cash, the number of shares of SRC Common Stock to be issued by SRC shall equal such number of shares as, on the date of exercise of such option, could be purchased with such cash proceeds at a purchase price equal to fair market value (determined as provided below).

          (ii) In the event the Optionholder pays the exercise price of the option in shares of SRC Common Stock (either by delivering such shares to SRC, or by authorizing SRC to withhold such shares from the shares otherwise deliverable to the Optionholder upon exercise of the option), the number of shares of SRC Common Stock to be issued by SRC shall equal the number of such shares applied to the payment of the option exercise price.

Any shares issued by SRC pursuant to this Section 1.6(e) shall be allocated to each Company Share (outstanding immediately prior to the Effective Time) in proportion to the Exchange Ratio applicable to each such share. For purposes of this Section 1.6(e), the fair market value of a share of SRC Common Stock shall be determined in the same manner as such fair market value is determined for purposes of the Company Option Plan.

     (f) As of the Effective Time, all Company Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and all Company Shares shall automatically be redeemed and canceled and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of SRC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12 hereof, without interest.

     1.7  Cancellation of Treasury Shares. Each Company Share held in the
          -------------------------------
treasury of the Company and each Company Share, if any, owned by EAC or SRC, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     1.8  Stock Options.
          -------------

     (a) At the Effective Time, each outstanding option to purchase stock of the Company (a "Company Stock Option") under the Eyeshop.com, Inc. 2000 Long-
                --------------------
Term Incentive Stock Plan (the "Company Option Plan"), other than any Company
                                -------------------
Stock Option that by its terms otherwise expires by virtue of the Merger, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Option Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of SRC Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (ii) the number of full shares SRC Company Common Stock deemed purchasable pursuant to such Company Stock Option, in accordance with the foregoing as further set forth in Section 5.8.

     1.9  Capital Stock of EAC. Each share of common stock, par value $.01 per
          --------------------
share, of EAC (the "EAC Common Stock") issued and outstanding immediately prior
                    ----------------
to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of EAC evidencing ownership of any EAC Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.10 Adjustments to Exchange Ratios. Without limiting any other provision
          ------------------------------
of this Agreement, the Exchange Ratios shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into SRC Common Stock or Company Shares), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to SRC Common Stock or Company Shares occurring after the date hereof and prior to the Effective Time.

     1.11 Fractional Shares. No fraction of a share of SRC Common Stock will be
          -----------------
issued hereunder, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a share of SRC Common Stock (after aggregating all fractional shares of SRC Common Stock to be received by such holder) shall receive from SRC an amount of cash (rounded down to the nearest whole cent) equal to the product of such fraction multiplied by the average closing price per share (the "Closing Average") of SRC Common Stock (rounded to
                              ---------------
the nearest cent) on the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System or, if not so reported, the price as reported by the National Quotation Bureau, Inc., or any organization performing a similar function (as reported in the Wall Street
                                                               -----------
Journal, or, if not reported therein, any other authoritative source reasonably
-------
selected by Company) for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Effective Time.

     1.12 Surrender of Certificates.
          -------------------------

     (a)  Exchange Agent. Prior to the Effective Time, SRC shall designate one
          --------------
or more Persons to act as Exchange Agent hereunder.

     (b)  SRC to Provide Common Stock. Promptly after the Effective Time, SRC
          ---------------------------
shall make available to the Exchange Agent for exchange in accordance with this
Article I, through such reasonable procedures as SRC may adopt, the shares of SRC Common Stock issuable pursuant to Section 1.6 in exchange for outstanding Company Shares, together with an estimated amount of cash to be paid pursuant to
Section 1.11 in lieu of fractional shares.

     (c)  Exchange Procedures. Promptly after the Effective Time, the Surviving
          -------------------
Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective
                      ------------
Time represented outstanding Company Shares whose shares were converted into the right to receive shares of SRC Common Stock pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as SRC may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of SRC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of SRC Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.11, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of SRC Common Stock into which such Company Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11. Any portion of the shares of SRC Common Stock deposited with the Exchange Agent pursuant to Section 1.12(b) which remains undistributed to the holders of the Certificates representing Company Shares for six (6) months after the Effective Time shall be delivered to SRC, upon demand, and any holders of Company Shares who have not theretofore complied with this Article I shall thereafter look only to SRC for SRC Common Stock, any cash in lieu of fractional shares of SRC Common Stock and any dividends or distributions with respect to SRC Common Stock to which such holders may be entitled.

     (d)  Distributions With Respect to Unexchanged Shares. No dividends or
          ------------------------------------------------
other distributions declared or made after the Effective Time with respect to SRC Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of SRC Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of SRC Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SRC Common Stock.

     (e)  Transfers of Ownership. If any certificate for shares of SRC Common
          ----------------------
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to SRC, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of SRC Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of SRC or any agent designated by it that such tax has been paid or is not payable.

     (f)  No Liability. Notwithstanding anything to the contrary in this
          ------------
Agreement, none of the Exchange Agent, SRC, EAC or the Surviving Corporation shall be liable to a holder of Company Shares for any SRC Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (g)  Withholding of Tax. SRC or the Exchange Agent will be entitled to
          ------------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as SRC (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by SRC or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of whom such deduction and withholding were made by SRC.

     1.13 Further Ownership Rights in Company Shares. All shares of SRC Common
          ------------------------------------------
Stock (together with the other Merger Consideration) issued upon the surrender for exchange of Company Shares in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares under this
Article I, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.14 Closing. Unless this Agreement shall have been terminated and the
          -------
transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date
             -------
(the "Closing Date") to be mutually agreed upon by the parties, which date shall
      ------------
be not later than the third Business Day after all the conditions set forth in
Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, unless another place is agreed to in writing by the parties.

     1.15 Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of SRC Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.11; provided, however, that SRC may, as a condition precedent to the issuance
      --------  -------
thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SRC or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.16 Tax Consequences. For federal income tax purposes, the parties intend
          ----------------
that the Merger be treated as a reorganization within the meaning of Section 368(c)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return inconsistent with this Section 1.16.

     1.17 Dissenters' Rights. Any Company Shares outstanding immediately prior
          ------------------
to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with applicable DGCL ("Dissenting
                                                               ----------
Shares"), shall not be converted into the right to receive the SRC Common Stock,
------
unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise loses his right to payment of the fair value of his shares under DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive SRC Common Stock to which such holder is entitled, without interest or dividends thereon. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid, directly or indirectly, by SRC or EAC. The Company shall not, except with the prior written consent of SRC, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.18 Further Assurances. If at any time after the Effective Time the
          ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or EAC, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of the Company or EAC any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or EAC, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or EAC, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or EAC and otherwise to carry out the purposes of this Agreement.

     1.19 Closing of Company Transfer Books. At the Effective Time, the stock
          ---------------------------------
transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Shares are presented to the Surviving Corporation, they shall be canceled and presented to the Exchange Agent in accordance with Section 1.12.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SRC AND EAC

     SRC and EAC each hereby represent and warrant to the Company, as of the date hereof, as follows:

     2.1  Corporate Organization and Authorization.
          ----------------------------------------

     (a) Each of SRC and EAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of SRC and EAC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SRC and EAC and the consummation by SRC and EAC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SRC or EAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of an amendment to the Certificate of Incorporation of SRC increasing its authorized shares of capital stock by the requisite vote of the holders of the then outstanding shares of SRC capital stock entitled to vote thereon and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by SRC and EAC and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of SRC and EAC enforceable against SRC and EAC in accordance with its terms.

     (b)  (i)   Except as set forth on Schedule 2.1(b), SRC has all requisite
                                       ---------------
governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a SRC Material Adverse Effect (as defined below). SRC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing (either in one jurisdiction or in the aggregate) would not have a SRC Material Adverse Effect (as defined below).

          (ii)  For purposes of this Agreement, "SRC Material Adverse Effect"
                                                 ---------------------------
shall mean with respect to SRC, any fact, event, change, circumstance or effect that is materially adverse to the business, financial condition, operations, results of operations or assets of SRC and the SRC Subsidiaries, taken as a whole, other than any fact, event, change, circumstance or effect (i) relating to the economy or securities markets of the United States or any other region in general, (ii) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, (iii) resulting from the continuation of any existing unfavorable business or financial trend without a worsening thereof, or (iv) resulting from its business, financial condition or results of operations that have been disclosed to the Company.

          (iii) Other than the obligations created under this Agreement, EAC has neither incurred any obligation or liability nor engaged in any business activities of any type or kind whatsoever, and is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

     2.2  SRC Capitalization. The authorized capital stock of SRC consists of
          ------------------
(i) 20,000,000 shares of SRC Common Stock, of which 9,468,952 shares are issued and outstanding, as of the date of this Agreement, 2001, and 30,600 of such authorized shares are issued and held as treasury shares and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which (A) 200,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and (B) 1,452,119 shares have been designated as Series B Convertible Preferred Stock, all of which are issued and outstanding. All of the issued and outstanding SRC Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 of the
                                                             ------------
SRC Disclosure Schedule or otherwise disclosed in the SRC Public Records (as defined herein) filed with respect to periods ending on or after December 25, 1999, there are no options, warrants, or similar rights granted by SRC or any other agreements to which SRC is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time.

     2.3  SRC Subsidiaries. Schedule 2.3 of the SRC Disclosure Schedule sets
          ----------------  ------------
forth a list of all subsidiaries of SRC (individually, a "SRC Subsidiary", and
                                                          --------------
collectively, the "SRC Subsidiaries") and their states of incorporation. All of
                   ----------------
the issued and outstanding shares of capital stock of each SRC Subsidiary are duly and validly issued, fully paid and nonassessable and owned, directly or indirectly, by SRC, free and clear of any liens, claims or encumbrances of any nature whatsoever (collectively, "Liens").
                                  -----

     2.4  Organization, Existence and Good Standing of SRC Subsidiaries. Except
          -------------------------------------------------------------
as set forth on Schedule 2.4 of the SRC Disclosure Schedule, each SRC Subsidiary
                ------------
is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing, or to have such power, would not, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect.

     2.5  Noncontravention; Consents.
          --------------------------

     (a) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will:

          (i) violate, conflict with, or constitute a default under, the Certificate of Incorporation, as amended, or Bylaws, as amended, of SRC; or

          (ii) assuming that all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violate any statute or law or any rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to which SRC or any of its assets or properties is subject, which violation individually or in the aggregate has or would reasonably be expected to have a SRC Material Adverse Effect or (B) except as disclosed on Schedule 2.5(a) of the SRC Disclosure Schedule, result in a
             ---------------
violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, acceleration or modification of, any note, bond, mortgage, indenture, deed of trust, license, lease or other agreement, instrument or obligation to which SRC is a party or by which it or any of its assets or properties is bound, which default, breach or other action individually or in the aggregate has or would reasonably be expected to have a SRC Material Adverse Effect.

     (b) Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                         --------------
Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "Blue
                                       ------------
Sky" laws or regulations (the "Blue Sky Laws") or any exchange upon which SRC
                               -------------
Shares are listed, and except for the filing and recordation of a Certificate of Merger as required by the DGCL, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative authority required to be obtained by SRC in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby the failure of which to obtain would, as may reasonably be foreseen, individually or in the aggregate, (i) have a SRC Material Adverse Effect or (ii) preclude, impair or materially delay consummation of the transactions contemplated by this Agreement.

     2.6  SRC Public Information.
          ----------------------

     (a) SRC has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 under the Exchange Act or the Securities Act (together with all subsequent forms, reports, schedules, statements, amendments and other documents filed by SRC with the United States Securities and Exchange Commission (the "SEC") prior to the
                                                       ---
Effective Date, collectively, the "SRC Public Reports"). As of their respective
                                   ------------------
dates, the SRC Public Reports (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. No SRC Subsidiary has been required to file any forms, reports, or other documents with the SEC.

     (b) The consolidated financial statements of SRC (including any footnotes thereto) contained in the SRC Public Reports (the "SRC Financial Statements") have been prepared from, and are in accordance with, the books and records of SRC and have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles ("GAAP") applied on a consistent basis during the
                                 ----
periods involved (except as may be otherwise indicated therein) and fairly present the consolidated financial position of SRC and SRC Subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of SRC and SRC Subsidiaries for the periods then ended. The consolidated balance sheet of SRC at December 30, 2000 included in the SRC Public Reports is herein sometimes referred to as the "SRC Balance
                                                                  -----------
Sheet."
-----

     (c) The SRC Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses and disclosure of all contingent liabilities as required by generally accepted accounting principles. SRC has disclosed to the Company all material facts relating to the preparation of the SRC Financial Statements, including the basis of accounting for affiliated transactions, and has made available, (or, upon request, will make available) to the Company all worksheets, notes and schedules related to such financial statements.

     (d) Except as and to the extent of the amounts specifically reflected on or reserved against in the SRC Balance Sheet or as set forth on Schedule 2.6 of
                                                                ------------
the SRC Disclosure Schedule, there are no liabilities or obligations of SRC (or any SRC Subsidiary) of the type required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the footnotes thereto, due or to become due, accrued, absolute, contingent or otherwise, except for current liabilities incurred since the date of the SRC Balance Sheet in the ordinary course of business and consistent with past practice.

     2.7  No Material Adverse Changes. Since December 30, 2000 and on or prior
          ---------------------------
to the date hereof, except as set forth on Schedule 2.7 of the SRC Disclosure
                                           ------------
Schedule or in the SRC Public Reports filed prior to the date hereof, there has been no change, event, loss or occurrence in the business of SRC (including the incurrence of any liability of any nature, whether accrued, contingent or otherwise) or any SRC Subsidiary that has had or would reasonably be expected to have a SRC Material Adverse Effect.

     2.8  Legal Proceedings. Except as set forth on Schedule 2.8 of the SRC
          -----------------                         ------------
Disclosure Schedule or described in the SRC Public Reports, as of the date of this Agreement SRC has no Knowledge of any material pending or material threatened litigation, governmental investigation or other proceeding against SRC or any SRC Subsidiary or the transactions contemplated by this Agreement for which SRC or any SRC Subsidiary is uninsured or which, if resolved adversely to SRC, would, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect.

     2.9  Contracts, etc. SRC has made available to Company true copies of all
          --------------
material written contracts, obligations and commitments of SRC and the SRC Subsidiaries entered into in connection with and related to the business and operations of SRC and the SRC Subsidiaries which contracts, obligations or commitments are material to the operations of SRC and the SRC Subsidiaries, taken as a whole. Except as otherwise set forth on Schedule 2.9 of the SRC
                                                   ------------
Disclosure Schedule, to SRC's Knowledge, all of such contracts, obligations and commitments are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and are in full force and effect, except where such invalidity or unenforceability would not, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect. Except as set forth on Schedule 2.9 of the SRC Disclosure Schedule, to SRC's Knowledge no
             ------------
default or alleged default by SRC or the SRC Subsidiaries exists under such contracts, obligations or commitments, except for defaults or alleged defaults which would not, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect.

     2.10 Subsequent Events. Except as set forth on Schedule 2.10 of the SRC
          -----------------                         -------------
Disclosure Schedule or disclosed in the SRC Public Reports, neither SRC nor any SRC Subsidiary has, since December 30, 2000:

     (a) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the SRC Balance Sheet or (ii) liabilities incurred since the date of the SRC Balance Sheet in the ordinary course of business, which discharge or satisfaction would not, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect;

     (b) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect, except as may have been required due to income or operations of SRC since the date of the SRC Balance Sheet;

     (c) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of SRC;

     (d) sold or transferred any of the assets material to the consolidated business of SRC, canceled any material debts or claims or waived any material rights, except in the ordinary course of business;

     (e) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted under this Agreement; or

     (f) issued any stock, bonds or other securities, other than stock options granted to employees, directors or consultants of SRC or warrants granted to third parties or shares of common stock issuable pursuant thereto or pursuant to any other contract or agreement outstanding as of the date hereof, all of which are disclosed on Schedule 2.2 of the SRC Disclosure Schedule.
                 ------------

     2.11 Inventories. All inventories reflected on the SRC Balance Sheet were
          -----------
as of the date thereof, and those existing at the Effective Time, are (and will
be) carried at amounts which reflect valuations pursuant to SRC's normal inventory valuation policy of stating inventory at the lower of cost or market on a first-in first-out basis, all in accordance with GAAP. Except as set forth in Schedule 2.11 of the SRC Disclosure Schedule, since the date of the SRC
   -------------
Balance Sheet,
no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practice.

     2.12 Tax Returns. SRC and the SRC Subsidiaries have filed all tax returns
          -----------
required to be filed by them or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file do not, as may reasonably be foreseen, individually or in the aggregate, have a SRC Material Adverse Effect. Except as disclosed on Schedule 2.12 of the SRC Disclosure Schedule, SRC or any SRC
             -------------
Subsidiary has made all payments shown as due on such returns. Except as disclosed on Schedule 2.12 of the SRC Disclosure Schedule, SRC has not been
             -------------
notified that any tax returns of SRC are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as set forth on
Schedule 2.12 of the SRC Disclosure Schedule, no agreements have been made by
-------------
SRC for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

     2.13 Commissions and Fees. Except as set forth on Schedule 2.13 of the SRC
          --------------------                         -------------
Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement attributable to any agreement or commitment made by or on behalf of SRC.

     2.14 Employee Benefit Plans; Employment Matters.
          ------------------------------------------

     (a)  Except as set forth on Schedule 2.14(a) of the SRC Disclosure
                                 ----------------
Schedule, neither SRC nor any SRC Subsidiary has established or maintains or is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement providing for deferred compensation, or (iii) any other employee benefit plan, fund or program described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as
                                                     -----
disclosed on Schedule 2.14(a) of the SRC Disclosure Schedule, all such plans
             ----------------
listed on Schedule 2.14(a) of the SRC Disclosure Schedule (individually, a
          ----------------
"Plan" and collectively, the "Plans") have been operated and administered in all
 ----                         -----
material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed on Schedule 2.14(a) of the
                                                        ----------------
SRC Disclosure Schedule, no act or failure to act by SRC or any SRC Subsidiary has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) which requires the filing of a report thereof with the Pension Benefit Guaranty Corporation has occurred with respect to any of the Plans which is subject to Title IV of ERISA. None of SRC or the SRC Subsidiaries has previously made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended. Except as disclosed on Schedule 2.14(a) of the SRC Disclosure Schedule, each Plan (and any
             ----------------
trust relating thereto) intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code") either has been determined by the
                                ----
Internal Revenue Service to
be so qualified or is the subject of a pending application for such a determination that was timely filed. No accumulated funding deficiency (as determined in Section 412 of the Code and Section 302 of ERISA) exists (whether or not waived) with respect to any Plan, and all required contributions have been made. No Plan that is a defined benefit plan has been terminated, and no proceedings to terminate any such Plan are pending, contemplated or threatened.

        (b)    Except as set forth on Schedule 2.14(b) of the SRC Disclosure
                                      ----------------
Schedule, neither SRC nor any SRC Subsidiary is not a party to any oral or written union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted with respect to any of its employees).

        2.15   Compliance with Laws in General. Except as set forth on Schedule
               -------------------------------                         --------
2.15 of the SRC Disclosure Schedule or disclosed in the SRC Public Reports, SRC
----
and the SRC Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities which are required for the operation of the business of SRC and its SRC Subsidiaries (collectively, the "SRC Permits"), except where the failure to have
                                 -----------
any such SRC Permits individually or in the aggregate would not have a SRC Material Adverse Effect. SRC and the SRC Subsidiaries are in compliance with the terms of the SRC Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a SRC Material Adverse Effect.

        2.16   Intellectual Property.
               ---------------------

        (a)    Except as set forth in Schedule 2.16(a) of the SRC Disclosure
                                      ----------------
Schedule, SRC owns, or is licensed or otherwise entitled to exercise all rights under or with respect to all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, and trade secrets (the "Intellectual
                                                                   ------------
Property Rights") employed in the operation of the business of SRC and the SRC
---------------
Subsidiaries as currently conducted. Schedule 2.16 of the SRC Disclosure
                                     -------------
Schedule lists all SRC registered copyrights, registered trademarks, trade names and service marks, and any applications therefor (the "SRC Intellectual Property
                                                       -------------------------
Rights"). Schedule 2.16(a) lists all material licenses, sublicenses and other
------    ----------------
agreements (each, a "Material IP Agreement") as to which SRC or any SRC
                     ---------------------
Subsidiary is a party and pursuant to which SRC or any SRC Subsidiary is authorized to use third party patents, registered copyrights, registered trademarks, trade names and service marks, and any applications therefor (the "Third Party Intellectual Property Rights").
 ----------------------------------------

        (b) SRC is not, and as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder will not be, in violation of any Material IP Agreement. Except as disclosed in Schedule 2.16(b)
                                                               ----------------
and except for those Intellectual Property Rights which are in the public domain, SRC is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), its Intellectual Property Rights, and has sole and exclusive rights in respect thereof, and is not contractually obligated to pay any compensation to any third party in connection therewith.

        (c)    Except as disclosed in Schedule 2.16(c), no claims with respect
                                      ----------------
to the SRC Intellectual Property Rights have been asserted against SRC or any SRC Subsidiary and SRC does not know of any grounds for any claims (i) to the effect that any business of SRC as currently conducted infringes on or misappropriates any patents, copyrights, trademarks, trade names or service marks in which a third party has any rights, (ii) challenging the ownership, validity or effectiveness of any of the SRC Intellectual Property Rights. Except as set forth on Schedule 2.16(c),
                                                             ----------------
no SRC Intellectual Property Right is subject to any lien, encumbrance or other secured interest.

        2.17   Insurance. Schedule 2.17 of the SRC Disclosure Schedule sets
               ---------  -------------
forth a complete and correct list of all material insurance policies and programs (other than welfare benefit insurance policies and programs), including self-insurance programs, maintained by SRC.

        2.18   Properties. Schedule 2.18 of the SRC Disclosure Schedule sets
               ----------  -------------
forth a list of all material real property owned by SRC. Schedule 2.18 of the
                                                         -------------
SRC Disclosure Schedule sets forth by office location all material real property used or occupied by SRC that is held under lease or sublease by SRC (the "Leases"). Except for the properties subject to the Leases and as set forth on
 ------
Schedule 2.18 of the SRC Disclosure Schedule, SRC and the SRC Subsidiaries have
-------------
good title, free and clear of all liens, mortgages, claims, restrictions, pledges, or other claims or encumbrances to all their material tangible properties and tangible assets reflected on the SRC Balance Sheet or acquired since the date thereof, except for (i) liens for current taxes not yet due and payable, (ii) assets disposed of since the date of the SRC Balance Sheet in the ordinary course of business, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) liens and encumbrances which do not affect marketability of title or the use being made of such properties or immaterial title defects, all of which, individually and in the aggregate, do not have a SRC Material Adverse Effect. The Leases are in full force and effect, and SRC holds a valid existing leasehold interest under each of the Leases on the terms set forth in such Leases, SRC has made available to the Company complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect, except to the extent such modifications are disclosed by the copies delivered to the Company or which modifications individually or in the aggregate, do not have a SRC Material Adverse Effect.

        2.19   Environmental Matters.
               ---------------------

        (a)    Except as set forth on Schedule 2.19(a), neither SRC nor any SRC
                                      ----------------
Subsidiary (i) has received written notice from any person, including but not limited to, a governmental entity, alleging that SRC or any SRC Subsidiary is in violation of any applicable material Environmental Law or otherwise may be liable under any applicable Environmental Law, including but not limited to, liability in connection with a Cleanup (as hereinafter defined), which violation or liability is unresolved or which is reasonably likely to result in a SRC Material Adverse Effect, (ii) knows of any event or circumstance that exists which (A) may constitute or result in a violation by SRC or any SRC Subsidiary of, or the failure on the part of SRC or any SRC Subsidiary to comply with such Environmental Laws, or (B) may give rise to any obligation on the part of SRC or any SRC Subsidiary to undertake, or to bear all or any portion of the cost of any Cleanup which, in the case of clauses (A) or (B), could have a SRC Material Adverse Effect.

        (b)    Except as set forth on Schedule 2.19(b), to the Knowledge of SRC,
                                      ----------------
there have been no releases, spills or discharges of Regulated Materials (as hereinafter defined) on or underneath any location which is owned, leased or otherwise operated by SRC or any SRC Subsidiary (the "SRC Properties"), which
                                                      --------------
release, spills or discharges could have a SRC Material Adverse Effect. There are no pending or, to the Knowledge of SRC, threatened, claims, liens, encumbrances or other restrictions of any nature, resulting from Environmental Laws, with respect to or affecting any of the SRC Properties.

        (c) For the purposes of this Agreement the following terms shall have the following meanings:

        "Cleanup" means all actions required to: (a) cleanup, remove, treat or
         -------
remediate Regulated Materials; (ii) prevent the release of Regulated Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; (iv) respond to any government or private party requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Regulated Materials in the environment; or
(v) any legal or administrative proceeding related to items (i) through (iv) including, but not limited to, actions brought by third parties to recover costs incurred with respect to Cleanup.

        "Environmental Laws" shall mean all federal, state, local laws,
         ------------------
statutes, ordinances, codes, rules and regulations related to the protection of the environment, natural resources, or the handling, use, recycling, generation, treatment, storage, transportation or disposal of Regulated Materials.

        "Regulated Materials" shall mean any pollutants, contaminants, toxic,
         -------------------
hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

        2.20   Vote Required. The following stockholder votes are the only votes
               -------------
required of the holders of any class or series of SRC or EAC capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby: (a) the affirmative vote of a majority of the outstanding EAC Shares entitled to vote thereon; and (b) the affirmative vote of a majority of the issued and outstanding SRC Common Stock and SRC Preferred Stock voting together as a single class in connection with the amendment of the SRC Certificate of Incorporation to increase the authorized capital stock of SRC, in the form attached hereto as Exhibit B (the "SRC Certificate of Amendment").
                            ---------

        2.21   Absence of Undisclosed Liabilities. Except as and to the extent
               ----------------------------------
of the amounts specifically reflected on or reserved against in the SRC Financial Statements or as set forth on Schedule 2.21 of the SRC Disclosure
                                        -------------
Schedule, there are no liabilities or obligations of SRC of any material nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for current liabilities incurred in the ordinary course of business and consistent with past practice.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each of SRC and EAC, as of the date hereof, as follows (for purposes of this Article III and the corresponding Disclosure Schedules, all references to the Company shall include the Company Subsidiaries):

        3.1    Corporate Organization.
               ----------------------

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) The Company has all requisite governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing (either in one jurisdiction or in the aggregate) would not have a Company Material Adverse Effect. For purposes of this Agreement, "Company
                                                                  -------
Material Adverse Effect" shall mean with respect to Company, any fact, event,
-----------------------
change, circumstance or effect that is materially adverse to the business, financial condition, operations, results of operations or assets of the Company and its Subsidiaries, taken as a whole.

        3.2    Authorization of Agreement. The Company has all requisite
               --------------------------
corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of the Company. Except for filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by SRC and EAC, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3.3    Capitalization. The authorized capital stock of the Company
               --------------
consists of (i) 1,700,000 shares of Company Common Stock, of which 609,554 shares are issued and outstanding, as of the date of this Agreement, and none of which are issued and held as treasury shares and (ii)

900,000 shares of Preferred Stock, par value $0.001 per share. Of the shares of Preferred Stock, (i) 200,000 constitute Company Series A Preferred Shares, of which 118,178 are issued and outstanding as of the date of this Agreement, (ii) 416,840 constitute Company Series B Preferred Shares, of which 75,082 are issued and outstanding as of the date of this Agreement, and (iii) 283,160 are undesignated and have not been issued. Except as set forth on Schedule 3.3 of
                                                              ------------
the Company Disclosure Schedule, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating Company to issue any additional shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        3.4    Company Subsidiaries. Schedule 3.4 of the Company Disclosure
               --------------------  ------------
Schedule sets forth a list of all subsidiaries of the Company (individually, a "Company Subsidiary", and collectively, the "Company Subsidiaries") and their
 ------------------                          --------------------
states of incorporation. All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly and validly issued, fully paid and nonassessable and owned, directly or indirectly, by the Company, free and clear of any Liens.

        3.5    Non-Contravention; Consents.
               ---------------------------

        (a) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will:

               (i) violate, conflict with, or constitute a default under, the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company or any Company Subsidiary; or

               (ii) assuming that all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violate any statute or law or any rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to which the Company or any Company Subsidiary or any of their respective assets or properties are subject, which violation, individually or in the aggregate, has or would reasonable be expected to have a Company Material Adverse Effect, or (B) except as disclosed on Schedule 3.5 of the
                                                       ------------
Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, acceleration or modification of, any note, bond, mortgage, indenture, deed of trust, license, lease or other agreement, instrument or obligation to which Company or any Company Subsidiary is a party or by which their or any of their assets or properties may be bound, which default, breach or other action individually or in the aggregate has or would reasonably be expected to have a Company Material Adverse Effect.

        (b) Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act and the Blue Sky laws, and except for the filing and recordation of a Certificate of Merger as required by the DGCL, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative authority required to be obtained by the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, the failure of which to obtain would, as may reasonably be foreseen, individually or in the aggregate, (i) have a Company Material Adverse Effect, or (ii) preclude, impair or materially delay consummation of the transactions contemplated by this Agreement.

        3.6    Financial Information. The Company has previously furnished to
               ---------------------
SRC true and complete copies of the unaudited balance sheet of the Company and its Subsidiaries for the fiscal years ended as of December 31, 2000 and the related results of operations, changes in shareholders' equity and cash flows of Company and its Subsidiaries for the period then ended (the audited balance sheet of the Company and its Subsidiaries for the fiscal year ended as of December 31, 2000, the "Company Balance Sheet"). All such financial statements
                        ---------------------
referred to in the previous sentence (the "Financial Statements") have been
                                           --------------------
prepared from, and are in accordance with, the books and records of Company and, except as indicated on Schedule 3.6 of the Company Disclosure Schedule, (i) have
                       ------------
been prepared in accordance with GAAP (except as may be otherwise indicated therein) and (ii) fairly present the consolidated financial position of Company and its Subsidiaries as of the date thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Company and its Subsidiaries for the periods then ended, except that such unaudited financial statements are subject to normal and recurring year-end adjustments. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses and disclosure of all contingent liabilities as required by generally accepted accounting principles. The Company has disclosed to SRC all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and has made (or upon request by SRC will make) available to SRC any worksheets, notes and schedules related to such financial statements.

        3.7    Absence of Undisclosed Liabilities. Except as and to the extent
               ----------------------------------
of the amounts specifically reflected on or reserved against in the Company Balance Sheet or as set forth on Schedule 3.7 of the Company Disclosure
                                 ------------
Schedule, there are no liabilities or obligations of the Company of any material nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for current liabilities incurred in the ordinary course of business and consistent with past practice.

        3.8    No Material Adverse Changes. Since December 31, 2000 and on or
               ---------------------------
prior to the date hereof, except as set forth on Schedule 3.8 of the Company
                                                 ------------
Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has been no change, event, loss or occurrence in the business of Company (including the incurrence of any liability of any nature, whether accrued, contingent or otherwise) that has had or would reasonably be expected to have a Company Material Adverse Effect.

        3.9    Legal Proceedings. Except as set forth on Schedule 3.9 of the
               -----------------                         ------------
Company Disclosure Schedule, as of the date this Agreement, the Company has no Knowledge of any material pending or material threatened litigation, governmental investigation or other proceeding against the

Company or the transactions contemplated by this Agreement for which the Company is uninsured or which, if resolved adversely to the Company, would, as may reasonably be foreseen, individually or in the aggregate, have a Company Material Adverse Effect.

        3.10   Commissions and Fees. Except as set forth on Schedule 3.10, there
               --------------------                         -------------
are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Agreement attributable to any agreement or commitment made by or on behalf of the Company.

        3.11   Information Statement; Proxy Statement. The information supplied
               --------------------------------------
by the Company for inclusion in the Information Statement shall not, at the time it is distributed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Proxy Statement (as defined in Section 5.1 herein) shall not, on the date the Proxy Statement is first mailed to the stockholders of SRC, at the time of the SRC Stockholders' Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SRC Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Information Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform SRC.

        3.12   Compliance with Laws.
               --------------------

        (a) Each of Company and its Subsidiaries has all permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities (collectively, the "Company Permits") necessary to conduct the business
                             ---------------
of the Company and its Subsidiaries as currently conducted, respectively; such Company Permits are in full force and effect; and all applications for renewal necessary to maintain any Company Permit in effect have been filed, except, in each case, where the failure to own, maintain or renew such Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. No proceeding is pending, or to the Knowledge of the Company, threatened to revoke or limit any Company Permit.

        (b) Neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, have a Company Material Adverse Effect.

        (c) To the Knowledge of the Company, there is no investigation or review pending by any governmental body or authority with respect to the Company.

        3.13   Subsequent Events. Except as set forth on Schedule 3.13 of the
               -----------------                         -------------
Company Disclosure Schedule the Company has not, since December 31, 2000:

        (a) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Company Balance Sheet or (ii) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business, which discharge or satisfaction would not, as may reasonably be foreseen, individually or in the aggregate, have a Company Material Adverse Effect;

        (b) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would, as may reasonably be foreseen, individually or in the aggregate, have a Company Material Adverse Effect, except as may have been required due to income or operations of the Company since the date of the Company Balance Sheet;

        (c) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of the Company;

        (d) sold or transferred any of the assets material to the consolidated business of the Company, canceled any material debts or claims or waived any material rights, except in the ordinary course of business;

        (e) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted under this Agreement; or

        (f) issued any stock, bonds or other securities, other than stock options granted to employees, directors or consultants of the Company or warrants granted to third parties or shares of common stock issuable pursuant thereto or pursuant to any other contract or agreement outstanding as of the date hereof, all of which are disclosed on Schedule 3.3 of the Company
                                           ------------
Disclosure Schedule.

        3.14   Tax Returns. The Company has filed all tax returns required to be
               -----------
filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file do not, as may reasonably be foreseen, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed on
Schedule 3.14 of the Company Disclosure Schedule, the Company has made all
-------------
payments shown as due on such returns. Except as disclosed on Schedule 3.14 of
                                                              -------------
the Company Disclosure Schedule, the Company has not been notified that any tax returns of the Company are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as set forth on Schedule 3.14 of the
                                                         -------------
Company Disclosure Schedule, no agreements have been made by the Company for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

        3.15   Employee Benefit Plans; Employment Matters.
               ------------------------------------------

        (a)    Except as set forth on Schedule 3.15(a) of the Company Disclosure
                                      ----------------
Schedule, the Company has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement providing for deferred compensation, or (iii) any other employee benefit plan, fund or program described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as
                                                     -----
disclosed on Schedule 3.15(a) of the Company Disclosure Schedule, all such plans
             ----------------
listed on Schedule 3.15(a) of the Company Disclosure Schedule (individually, a
          ----------------
"Company Plan" and collectively, the "Company Plans") have been operated and
 ------------                         -------------
administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed on Schedule
                                                                        --------
3.15(a) of the Company Disclosure Schedule, no act or failure to act by the
-------
Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) which requires the filing of a report thereof with the Pension Benefit Guaranty Corporation has occurred with respect to any of the Company Plans which is subject to Title IV of ERISA. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

        (b)    Except as set forth on Schedule 3.15(b) of the Company Disclosure
                                      ----------------
Schedule, the Company is not a party to any oral or written union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted with respect to any of its employees).

        3.16   Intellectual Property.
               ---------------------

        (a)    Except as set forth in Schedule 3.16(a) of the Company Disclosure
                                      ----------------
Schedule, the Company owns, or is licensed or otherwise entitled to exercise all rights under or with respect to all Intellectual Property Rights employed in the operation of the Company's business as currently conducted. Schedule 3.16 of the
                                                            -------------
Company Disclosure Schedule lists all Company registered copyrights, registered trademarks, trade names and service marks, and any applications therefor (the "Company Intellectual Property Rights"). Schedule 3.16(a) lists all material
 ------------------------------------    ----------------
licenses, sublicenses and other agreements (each, a "Company Material IP
                                                     -------------------
Agreement") as to which the Company is a party and pursuant to which the Company
---------
is authorized to use Third Party Intellectual Property Rights.

        (b) The Company is not, and as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder will not be, in violation of any Company Material IP Agreement. Except as disclosed in
Schedule 3.16(b) and except for those Intellectual Property Rights which are in
----------------
the public domain, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), its Intellectual Property Rights, and has sole and exclusive rights in respect thereof, and is not contractually obligated to pay any compensation to any third party in connection therewith.

        (c)    Except as disclosed in Schedule 3.16(c), no claims with respect
                                      ----------------
to the Company Intellectual Property Rights have been asserted against the Company and the Company does not know of any grounds for any claims (i) to the effect that any business of the Company as currently conducted infringes on or misappropriates any patents, copyrights, trademarks, trade names or service marks in which a third party has any rights, (ii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. Except as set forth on Schedule 3.16(c), no Company Intellectual Property Right
                       ----------------
is subject to any lien, encumbrance or other secured interest.

        3.17   Properties. Schedule 3.17 of the Company Disclosure Schedule sets
               ----------  -------------
forth a list of all material real property owned by the Company. Schedule 3.17
                                                                 -------------
of the Company Disclosure Schedule sets forth by office location all material real property used or occupied by the Company that is held under lease or sublease by the Company (the "Company Leases"). Except for the properties
                              --------------
subject to the Company Leases and as set forth on Schedule 3.18 of the Company
                                                  -------------
Disclosure Schedule, the Company has good title, free and clear of all liens, mortgages, claims, restrictions, pledges, or other claims or encumbrances to all their material tangible properties and tangible assets reflected on the Company Balance Sheet or acquired since the date thereof, except for (i) liens for current taxes not yet due and payable, (ii) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) liens and encumbrances which do not affect marketability of title or the use being made of such properties or immaterial title defects, all of which, individually and in the aggregate, do not have a Company Material Adverse Effect. The Company Leases are in full force and effect, and the Company holds a valid existing leasehold interest under each of the Company Leases on the terms set forth in such Company Leases, the Company has delivered to SRC complete and accurate copies of each of the Company Leases, and none of the Company Leases has been modified in any material respect, except to the extent such modifications are disclosed by the copies delivered to SRC or which modifications individually or in the aggregate, do not have a Company Material Adverse Effect.

        3.18   Environmental Matters.
               ---------------------

        (a)    Except as set forth on Schedule 3.18(a), neither the Company nor
                                      ----------------
any Company Subsidiary (i) has received written notice from any person, including but not limited to, a governmental entity, alleging that the Company or any Company Subsidiary is in violation of any applicable material Environmental Law or otherwise may be liable under any applicable Environmental Law, including but not limited to, liability in connection with a Cleanup (as hereinafter defined), which violation or liability is unresolved or which is reasonably likely to result in a Company Material Adverse Effect, (ii) knows of any event or circumstance that exists which (A) may constitute or result in a violation by the Company of, or the failure on the part of the Company to comply with such Environmental Laws, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of any Cleanup which, in the case of clauses (A) or (B), could have a Company Material Adverse Effect.

        (b)   Except as set forth on Schedule 3.18(b), to the Knowledge of the
                                     ----------------
Company, there have been no releases, spills or discharges of Regulated Materials on or underneath any location which is owned, leased or otherwise operated by the Company (the "Company Properties"), which release, spills or
                              ------------------
discharges could have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened, claims, liens, encumbrances or other restrictions of any nature, resulting from Environmental Laws, with respect to or affecting any of the Company Properties.

        3.19   Vote Required. The following stockholder vote is the only vote
               -------------
required of the holders of any class or series of Company capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby: the affirmative vote of a majority of the outstanding Company Shares entitled to vote thereon and the affirmative vote of a majority of the Company Series B Preferred Shares entitled to vote thereon.

                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

        4.1    Conduct of Business Pending the Merger.
               --------------------------------------

        (a)    By SRC. Except as contemplated by this Agreement or as set forth
               ------
on Schedule 4.1(a) of the SRC Disclosure Schedule, during the period from the
   ---------------
date of this Agreement to the Effective Time, SRC and the SRC Subsidiaries shall in all material respects conduct its operations according to its ordinary and usual course of business and consistent in all material respects with past practice and SRC shall use commercially reasonable efforts to preserve intact in all material respects the business organization of SRC, keep available the services of its current officers, and preserve in all material respects the goodwill of those having advantageous business relationships with it and the SRC Subsidiaries. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, as set forth in the SRC Disclosure Schedule or as described in Schedule 4.1(a) of the SRC Disclosure Schedule, prior to the
                ---------------
Effective Time, neither SRC nor any of the SRC Subsidiaries, as the case may be, will, without the prior written consent of the Company:

               (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than shares of SRC Common Stock issuable upon the exercise of options or warrants issued and outstanding on the date hereof;

               (ii) split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities;

               (iii) declare or pay any dividend or distribution on the SRC Common Stock;

               (iv) subject to the fiduciary duties of the Board of Directors of SRC and except described in Schedule 4.1(a) of the SRC Disclosure Schedule,
                               ---------------
purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

               (v) subject to the rights of the stockholders of SRC under applicable law, adopt any amendments to the Certificate of Incorporation or Bylaws of SRC except the Certificate of Amendment;

               (vi) (A) increase the compensation of any of its directors, officers or key employees, except pursuant to the terms of agreements or plans currently in effect, in amounts consistent with past practice; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any director, officers or key employee consistent with past practice; (C) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchaser, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present consistent with past practice; or (D) except as required by applicable law or as reported on Schedule 4.1(a)(vi) of the SRC Disclosure Schedule, amend in any
            -------------------
material respect any such material plan, agreement or arrangement; or

               (vii) except in the ordinary course of business and consistent with past practice, (A) incur any material amount of long-term indebtedness for borrowed money or issue any material amount of debt securities or assume, guarantee or endorse the obligations of any other person except for obligations of wholly-owned SRC Subsidiaries; (B) make any material loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned SRC Subsidiaries or customary loans or advances to employees in amounts not material to the maker of such loan or advance); (C) pledge or otherwise encumber shares of capital stock of SRC or a material portion of the capital stock of any SRC Subsidiaries, or (D) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon.

        (b)    By the Company. Except as contemplated by this Agreement or as
               --------------
set forth on Schedule 4.1 of the Company Disclosure Schedule, during the period
             ------------
from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries shall in all material respects conduct its operations according to its ordinary and usual course of business and consistent in all material respects with past practice and the Company shall use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, keep available the services of its current officers, and preserve in all material respects the goodwill of those having advantageous business relationships with it and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, as set forth in the Company Disclosure Schedule or as disclosed in writing to the Company on or prior to the date hereof, prior to the Effective Time, neither the Company nor any of the Company Subsidiaries, as the case may be, will, without the prior written consent of Company:

               (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than shares of Company Common Stock issuable upon the exercise of options or warrants issued and outstanding on the date hereof;

               (ii) split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities;

               (iii) declare or pay any dividend or distribution on the Company Common Stock;

               (iv) subject to the fiduciary duties of the Board of Directors of the Company and except pursuant to agreements or arrangements in effect on the date hereof, purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

               (v) subject to the rights of the stockholders of the Company under applicable law, adopt any amendments to the Certificate of Incorporation or Bylaws of the Company;

               (vi) (A) increase the compensation of any of its directors, officers or key employees, except pursuant to the terms of agreements or plans currently in effect, in amounts consistent with past practice; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any director, officers or key employee in amounts consistent with past practice; (C) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchaser, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present in amounts consistent with past practice; or (D) except as required by applicable law or as reported on Schedule 4.1 of the Company Disclosure
                                 ------------
Schedule, amend in any material respect any such material plan, agreement or arrangement; or

               (vii) except in the ordinary course of business and consistent with past practice, (A) incur any material amount of long-term indebtedness for borrowed money or issue any material amount of debt securities or assume, guarantee or endorse the obligations of any other person except for obligations of wholly-owned Company Subsidiaries; (B) make any material loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned Company Subsidiaries or customary loans or advances to employees in amounts not material to the maker of such loan or advance); (C) pledge or otherwise encumber shares of capital stock of the Company or a material portion of the capital stock of any Company Subsidiaries, or (D) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon.

        4.2    No Solicitation; SRC Acquisition Proposals. From the date hereof
               ------------------------------------------
until the earlier of the termination of this Agreement or the Effective Time, SRC shall not, and will direct each officer, director, representative and agent of SRC not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than the Company or an affiliate or an associate of the Company) concerning any offers or proposals for any merger, sale of all or substantially all of the assets of, or tender offer for SRC Common Stock or similar transactions involving SRC or any SRC Subsidiaries (a "SRC Acquisition Proposal"). Notwithstanding the foregoing,
                     ------------------------
SRC may, (i) directly or indirectly, furnish information and access, in response to unsolicited requests therefor to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any SRC Acquisition Proposal if the Board of Directors of SRC determines in its good faith judgment in the exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders and (ii) to the extent applicable, comply with Rule 14e-2 or 14d-9 promulgated under the Exchange Act with regard to an SRC Acquisition Proposal. SRC shall promptly notify the Company if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible SRC Acquisition Proposal involving such party. To the fullest extent permissible, SRC shall promptly and fully advise the Company of the terms of the SRC Acquisition Proposal.

        4.3    No Solicitation; Company Acquisition Proposals. From the date
               ----------------------------------------------
hereof until the earlier of the termination of this Agreement or the Effective Time, the Company shall not, and will direct each officer, director, representative and agent of the Company not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than SRC or an affiliate or an associate of SRC) concerning any offers or proposals for any merger, sale of all or substantially all of the assets of, or tender offer for Company Common Stock or similar transactions involving the Company or any Company Subsidiaries (a "Company
                                                                   -------
Acquisition Proposal"). Notwithstanding the foregoing, the Company may, directly
--------------------
or indirectly, furnish information and access, in response to unsolicited requests therefor to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any Company Acquisition Proposal if the Board of Directors of the Company determines in its good faith judgment in the exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. The Company shall promptly notify SRC if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Company Acquisition Proposal involving such party. To the fullest extent permissible, the Company shall promptly and fully advise SRC of the terms of the Company Acquisition Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

        5.1    Proxy Statement; Information Statement.
               --------------------------------------

        (a) As promptly as practicable following the date of this Agreement, SRC shall prepare an Information Statement (the "Information Statement") and a
                                                 ---------------------
proxy statement, which shall be filed with the SEC (such proxy statement as amended or supplemented from time to time being referred to herein as the "Proxy
                                                                           -----
Statement"). SRC shall obtain and furnish the information required to be
---------
included in the Information Statement and, after consultation with the Company respond promptly to any comments made by the SEC with respect to the Proxy Statement (which comments shall promptly be furnished to the Company), if any, and cause the Proxy Statement, including any amendments or supplements thereto, to be mailed to the stockholders of SRC and the Information Statement, including any amendments or supplements thereto, to be mailed to the stockholders of the Company. SRC shall also take any action required to be taken under Blue Sky or other securities Laws in connection with the issuance of Parent Common Stock in the Merger.

        (b) Except as set forth below, SRC, acting through its Board of Directors, shall in accordance with applicable law, its Certificate of Incorporation and Bylaws duly call, give notice of, convene and hold a meeting (the "SRC Stockholders Meeting") of its stockholders as soon as practicable
      ------------------------
after the date hereof to consider and vote upon an increase in the authorized capital stock of SRC. Notwithstanding the immediately preceding sentence, in the event that prior to the giving of notice of the SRC Stockholder Meeting the Board of Directors receives a SRC Acquisition Proposal, the Board of Directors may determine not to call the SRC Stockholders Meeting. The Company (i) acting through its Board of Directors, shall in accordance with applicable law, its Certificate of Incorporation and Bylaws duly call, give notice of, convene and hold an annual or special meeting (the "Company Stockholders Meeting") of its
                                        ----------------------------
stockholders as soon as practicable after the date hereof to consider and vote upon approval of this Agreement and the transactions contemplated hereby; or
(ii) in accordance with applicable law, its Certificate of Incorporation and By-Laws shall take action by written consent of its stockholders holding the requisite number of shares necessary to take such action to approve this Agreement and the transactions contemplated hereby (the "Stockholders Consent").

        (c) Subject to the provisions of this Section 5.1(c), SRC will include in the Proxy Statement to be sent to holders of SRC Common Stock with respect to the SRC Stockholders Meeting the recommendation of its Board of Directors that its stockholders vote in favor of an increase in the authorized capital stock of SRC. Notwithstanding the immediately preceding sentence, in the event that prior to the mailing of the Proxy Statement the Board of Directors receives a SRC Acquisition Proposal, the Board of Directors may withdraw or modify its recommendation of this Agreement and the transactions contemplated hereby.

        (d) Subject to the limitations set forth in Section 5.1(b), SRC will use its commercially reasonable efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement, (ii) to file the Proxy Statement with the SEC,
(iii) after consultation with the other parties hereto, respond as promptly as is reasonably practicable to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, and (iv) pending clearance of the Proxy Statement by the SEC, cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the date of this Agreement. The information provided and to be provided by SRC, the Company and EAC for use in the Proxy Statement shall, as of the date of mailing of the Proxy Statement and as of the date of the SRC Stockholders Meeting, not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e) The Company shall promptly furnish to SRC all information with respect to the Company and the Company Subsidiaries as may be reasonably requested in connection with the preparation of the Proxy Statement and the Information Statement. The Company and the Company Subsidiaries shall promptly supplement, update and correct any information provided by it for use in the Proxy Statement or the Information Statement if and to the extent that it is or shall have become incomplete, false or misleading.

        5.2    Meeting of Company Stockholders. The Company shall promptly after
               -------------------------------
the date hereof take all action necessary in accordance with the DGCL and its Charter and By-laws to (i) obtain the Stockholders Consent; or (ii) duly call, give notice of and (unless SRC requests otherwise) hold the Company Stockholders' Meeting as soon as practicable following the date hereof and shall consult with SRC in connection therewith. The Company shall solicit from Stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Stockholders required by the DGCL to authorize the Merger.

        5.3    Exemption from State Anti-Takeover Laws. The Company shall take
               ---------------------------------------
all commercially reasonable steps necessary to exempt the Company and the Merger from the requirements of any state anti-takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of the Company's Board of Directors or otherwise. SRC shall take all commercially reasonable steps necessary, either by action of SRC's Board of Directors, EAC's Board of Directors, or otherwise, to exempt SRC, EAC, and the Merger from the requirements of any state anti-takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby.

        5.4    Standstill. In the event of the termination of this Agreement by
               ----------
any party, neither the Company nor its subsidiaries, employees, officers or affiliates shall, for a period of eighteen months from the date of this Agreement, directly or indirectly (unless and until the Company shall have received the prior written invitation or approval of a majority of the Board of Directors of SRC) (i) solicit, seek or offer to effect, or effect, (ii) negotiate with or provide any information to the Board of Directors of SRC, any director or officer of SRC, any stockholder of SRC, any employee or union or other labor organization representing employees of SRC or any other person with respect to, (iii) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of SRC, any director or officer of SRC or any stockholder of SRC, any union or other labor organization representing employees of SRC or any other person with respect to, or (iv) make any public announcement (except as required by law) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to:

        (a) any form of business combination or transaction involving SRC or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of SRC's assets;

        (b) any form of restructuring, recapitalization or similar transaction with respect to SRC or any affiliate thereof;

        (c) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of SRC or any affiliate thereof;

        (d) any proposal to seek representation on the Board of Directors of SRC or otherwise to seek to control or influence the management, Board of Directors or policies of SRC or any affiliate thereof;

        (e) any request or proposal to waive, terminate or amend the provisions of this Section 5.4; or

        (f) any proposal or other statement inconsistent with the terms of this Section 5.4 or instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for or acting as a joint bidder or co-bidder for SRC) any third party to do any of the foregoing.

        5.5    Public Disclosures. SRC and the Company shall consult with and
               ------------------
obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

        5.6    Indemnification.
               ---------------

        (a) Subject to the occurrence of the Effective Date, until the six year anniversary date of the Effective Date, the parties agree that all rights to indemnification or exculpation now existing in favor of each present and former employee (including any employee who serves or served in a fiduciary capacity of any Plans), agent, director or officer of SRC and the SRC Subsidiaries (the "Indemnified Parties") as provided in the respective charters
                   -------------------
or Bylaws or otherwise in effect as of the date hereof shall survive the Effective Date.

        (b) In the event SRC or any SRC Subsidiary or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SRC or such SRC Subsidiary assume the obligations set forth in this Section 5.6.

        (c) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

        5.7    Resignation of SRC Directors and Officers. On or prior to the
               -----------------------------------------
Closing Date, SRC shall deliver to the Company evidence satisfactory to the Company of the resignation of the Directors and Officers of SRC (other than those set forth on Schedule 1.5), such resignations to be effective at the
                   ------------
Effective Time.

        5.8    Company Stock Options.
               ---------------------

        (a) At the Effective Time, each outstanding option to purchase stock of the Company (a "Company Stock Option") under the Company Option Plan, other
                   --------------------
than any Company Stock Option that by its terms otherwise expires by virtue of the Merger, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Option Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of SRC Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (ii) the number of full shares SRC Company Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing.

        (b) From and after the Closing, SRC shall be considered to be "the Company" for purposes of the Company Option Plan.

        (c) As soon as reasonably practicable after the Closing, SRC shall file with the SEC and cause to become effective a Registration Statement on Form S-8 covering the shares of SRC Common Stock subject to the options described in
Section 1.8(a).

        (d) The Board of Directors of the Company (or Board committee administering such plans) shall have approved, prior to the date of this Agreement, and shall take, prior to or as of the Effective Time, all necessary actions, if any, pursuant to and in accordance with the terms of the Company Stock Plan and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire SRC Common Stock in accordance with this Section 5.8, and to provide that no consent of the holders of the Company Stock Options is required in connection with such conversion.

        5.9    Rights Agreement. On or prior to the Effective Time, SRC will
               ----------------
either (a) amend its Amended and Restated Rights Agreement dated as of May 15, 1997 with American Stock

Transfer & Trust Company (the "Rights Agreement") so that the consummation of
                               ----------------
the transactions contemplated hereby do not and will not, with or without the passage of time, result in (i) the grant of any rights to any person under the Rights Agreement or enable or require SRC's outstanding rights to be exercised, distributed or triggered, (ii) the Company or any of its stockholders or affiliates becoming an "Acquiring Person" (as defined in the Rights Agreement), or (iii) a "Distribution Date" (as defined in the Rights Agreement) or (b) redeem the rights outstanding under the Rights Agreement.

        5.10   Access to Information; Confidentiality.
               --------------------------------------

        (a) Upon reasonable notice, each party shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each party shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, contracts, commitments, record and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 5.10(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

        (b) Subject to Section 5.5, each party shall keep all information obtained pursuant to Section 5.10(a) confidential in accordance with the terms of the confidentiality agreements, dated January 29, 2001 (the "Confidentiality
                                                                ---------------
Agreement"), each between SRC and the Company.
---------

        5.11   Notification of Certain Matters.
               -------------------------------

        (a) The Company shall give prompt notice to SRC, and SRC shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, SRC or EAC, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however,
                                                            --------  -------
that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        (b) Each of the Company and SRC shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or SRC that relates to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to SRC or any material agreement of the Company; and (v) any change that is reasonably likely to have a

Material Adverse Effect on the Company or SRC or is likely to delay or impede the ability of either SRC or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

        5.12   Covenants for Tax-Free Status Prior to and after the Effective
               -----------------------------
Time, each Party shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify.

        5.13   Voting Agreements.
               -----------------

        (a)    SRC shall use its best efforts to furnish to the Company upon or promptly after the execution of this Agreement a voting agreement substantially in the form of Exhibit C-1 attached hereto executed by or on
                             -----------
behalf of each of Carlyle U.S. Venture Partners, L.P., Carlyle Venture Partners, L.P., Carlyle Venture Coinvestment, L.L.C., C/S Venture Investors, L.P., and each member of the Board of Directors of SRC.

        (b) The Company shall use its best efforts to furnish to SRC upon or promptly after the execution of this Agreement voting agreements (i) substantially in the form of Exhibit C-1 attached hereto executed by or on
                             -----------
behalf of each of the Purchasers (as defined in that certain Common Stock Purchase Agreement dated as of the date hereof among SRC, the Company and the purchasers therein), and (ii) substantially in the form of Exhibit C-2 attached
                                                           -----------
hereto executed by or on behalf of the stockholders of the Company holding such number of shares of Company capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

        5.14   Employment Agreement. Upon or promptly after the execution of
               --------------------
this Agreement, Eyeshop shall use its best efforts to cause Carene Kunkler to enter into an employment agreement with SRC, in form and substance reasonably satisfactory to SRC.

        5.15   Restrictions on Sales. Subject to the Provisions of Section 5.15
               ---------------------
herein, the Company agrees that it shall use its best efforts to cause each of its stockholders ("Company Stockholders") who are not Management Stockholders to agree that until the date that is two years after the Closing Date and each Management Stockholder to agree that until the date that is three years after the Closing Date, it will not, nor will it permit any of its Affiliates to, sell, solicit an offer to sell or propose to sell, any of the Merger Consideration except as follows:

        (a) a Company Stockholder and a Management Stockholder may transfer all or a portion of its Merger Consideration to any of its Affiliates or other Company Stockholders so long as such Affiliates or other Company Stockholders agree in writing to be bound by the terms of this Section 5.15;

        (b) a Company Stockholder and a Management Stockholder may transfer its share of Merger Consideration upon the occurrence of a Liquidity Event; and

        (c) A Company Stockholder and a Management Stockholder may transfer Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, provided that

(A) during the period of time between one year and two years after the Closing Date, no Company Stockholder may transfer more than fifteen percent of its share of the Merger Consideration and (B) during the period of time between two years and three years after the Closing Date, no Management Stockholder may transfer more than forty-five percent of its share of the Merger Consideration.

        5.16   Registration Rights. At or prior to the Effective Time, SRC shall
               -------------------
execute and tender to the Company Stockholders and the Management Stockholders for execution by them a Registration Rights Agreement (the "Registration Rights Agreement") in form and substance satisfactory to SRC, the Company Stockholders and the Management Stockholders. The Registration Rights Agreement shall provide that, commencing two years after the Effective Time, the Company Stockholders and the Management Stockholders shall have the following registration rights with respect to the SRC Common Stock:

        (a) two demand rights, provided that at least twelve months shall have elapsed between each demand and until such time that is three years after the Effective Time, no Management Stockholder shall be permitted to register SRC Common Stock held by him or her in excess of forty-five percent of the Shares originally purchased by such Management Stockholders pursuant to this Agreement;

        (b) unlimited piggyback (incidental) rights subject to (A) underwriter cutbacks and (B) until such time that is three years after the Effective Time, no Management Stockholder shall be permitted to register SRC Common Stock held by him or her in excess of forty-five percent of the Shares originally purchased by such Management Stockholders pursuant to this Agreement; and

        (c) an unlimited number of Registration Statements on Form S-3 (or equivalent Form) provided that the reasonably anticipated price to the public would be at least $1,000,000, and until such time that is three years after the Effective Time, no Management Stockholder shall be permitted to register SRC Common Stock held by him or her in excess of forty-five percent of the Shares originally purchased by such Management Stockholders pursuant to this Agreement.

        Such registration rights (i) shall be provided by SRC at its sole expense (other than underwriting discounts and commissions) and (ii) shall be subject to customary terms and conditions.

        5.17   Carlyle Registration. The Company Stockholders acknowledge that
               --------------------
Carlyle Venture Partners, L.P. and certain of its affiliates ("Carlyle") possess the right to register shares of the Company's Common Stock. The Company Stockholders agree that in the event the Company Stockholders exercise their demand or Form S-3 rights pursuant to the Registration Rights Agreement, the Purchasers shall extend to Carlyle the opportunity to register a portion of the unregistered shares of Common Stock held by it equivalent to one-third of the aggregate shares of Common Stock proposed to be registered.

        5.18   Relocation of SRC's Headquarters. As promptly as practicable
               --------------------------------
following the Closing, the headquarters of SRC will be relocated to such premises in the greater Cincinnati, Ohio area as may be selected by Eyeshop and approved by the Board of Directors of SRC.

        5.19   U.K. Assets.  Eyeshop will use its best efforts to acquire the
               -----------
assets of Eyeshop Limited from liquidation in the United Kingdom.

        5.20   Issuance of Additional Shares. Other than as provided in this
               -----------------------------
Agreement or the Merger Agreement, or as described or contemplated in Section
2.3 or Section 3.3, as applicable, until after the Effective Time, neither party hereto shall, except with the prior consent of the other party, issue, agree to issue, or grant any rights to acquire, any shares of its respective capital stock other than with respect to SRC (i) options to purchase Common Stock of SRC pursuant to the SRC's 1992 Employee, Director and Consultant Stock Option Plan, as amended, issued in the ordinary course of business and consistent with past practice, (ii) warrants in connection with a bank financing and (iii) dividends in the form of Common Stock to Carlyle.

                                  ARTICLE VI

                             CONDITIONS OF MERGER

        6.1    Conditions to Obligation of Each Party to Effect the Merger. The
               -----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

        (a)    Clearance of the Proxy Statement. No stop order suspending the
               --------------------------------
clearance of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated;

        (b)    Stockholder Approval. This Agreement and the Merger shall have
               --------------------
been authorized by the requisite vote of the Stockholders of (i) the Company in accordance with the DGCL and the Charter and by-laws of the Company and (ii) EAC in accordance with the DGCL and the Charter and by-laws of EAC;

        (c)    Regulatory Approvals. All approvals and consents of applicable
               --------------------
Courts and/or Governmental Authorities required to consummate the Merger shall have been received, except for such approvals and consents, the failure of which to have been so received, shall not have a Material Adverse Effect;

        (d)    No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction"")
                                                          ----------
preventing the consummation of the Merger shall be in effect which is non-appealable, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

        (e)    No Order. No Court or Governmental Authority having jurisdiction
               --------
over the Company or SRC shall have been enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the substantially on the terms contemplated by this Agreement without an opportunity for appeal by either party; and

        (f)    Closing of Common Stock Purchase Agreement. The Second Closing
               ------------------------------------------
shall have occurred under the Common Stock Purchase Agreement dated May 23, 2001 among SRC, the Company, and the persons listed on Exhibit A to such Agreement.

        6.2    Additional Conditions to Obligations of SRC and EAC. The
               ---------------------------------------------------
obligations of SRC and EAC to effect the Merger are also subject to the following conditions, any or all of which may be waived by SRC and EAC, in whole or in part, to the extent permitted by applicable Law:

        (a)    Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule) (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and the SRC and EAC shall have received a certificate to such effect signed by the Chief Financial Officer of the Company and of each of the Subsidiaries;

        (b)    Agreement and Covenants. The Company shall have performed or
               -----------------------
complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Effective Time. SRC and EAC shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company;

        (c)    No Material Adverse Effect. From and including the date hereof,
               --------------------------
there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Company Material Adverse Effect;

        (d)    Merger  Certificate.  The Company shall have executed and
               -------------------
delivered the Merger Certificate; and

        (e)    Opinion of Counsel to the Company. SRC shall have received the
               ---------------------------------
opinion of Thompson Hine LLP dated the Closing Date in the form agreed upon by the parties.

        6.3    Additional Conditions to Obligations of the Company. The
               ---------------------------------------------------
obligation of the Company to effect the Merger is also subject to the following conditions, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:

        (a)    Representation and Warranties. The representations and warranties
               -----------------------------
of SRC and EAC contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the SRC Disclosure Schedule), (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of SRC, with respect to SRC, and the Chief Financial Officer of EAC, with respect to EAC;

        (b)    Agreement and Covenants. SRC and EAC shall have performed or
               -----------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of EAC, with respect to the EAC;

        (c)    No Material Adverse Effect. From and including the date hereof,
               --------------------------
there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstance has had, is having or would reasonably be expected to have SRC Material Adverse Effect;

        (d)    Merger Certificate.   EAC shall have executed and delivered the
               ------------------
Merger Certificate; and

        (e)    Opinion of Counsel to SRC. EAC shall have received the opinion of
               -------------------------
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. dated the Closing Date, in the form of agreed upon by the parties.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination. This Agreement may be terminated and the Merger
               -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Stockholders of the Company:

        (a) By mutual written consent duly authorized by the Boards of Directors of SRC and the Company; or

        (b) By either SRC or the Company if the Merger shall not have been consummated on or before September 30, 2001; and provided, that the right to
                                                 --------
terminate this Agreement under this Section 7.1 shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

        (c) By either SRC or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case which has become final and non-appealable which prohibits the Merger; or

        (d) By SRC, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the Stockholders of the Company to authorize the SRC Certificate of Amendment shall not have been obtained; or

        (e) By the Company, if, at the SRC Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the Stockholders of SRC to authorize the SRC Certificate of Amendment shall not have been obtained; or

        (f) By SRC if the Board of Directors of the Company withdraws or modifies in a manner adverse to SRC its determination to recommend that the holders of Company Shares approve this Agreement and the transactions contemplated hereby;

        (g) By the Company if the Board of Directors of SRC withdraws or modifies any manner adverse to the Company its determination to recommend that the holders of SRC Common Stock and SRC Preferred Stock approve the SRC Certificate Amendment;

        (h) By the Company if a SRC Acquisition Proposal has been made and the Board of Directors of SRC determines, in the exercise of its good faith judgment (after consultation with and advice from outside legal counsel), that such termination is in the best interests of the holders of SRC Common Stock; or

        (i) By SRC, if neither SRC nor EAC is in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by the Company of any of its representations and warranties hereunder such that
Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)) or (ii) there has been the breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after written notice to the Company; or

        (j) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by SRC or EAC of any of their respective representations and warranties hereunder such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(i)), or (ii) there has been the breach on the part of SRC or EAC of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied

(treating such time as if it were the Effective Time for purposes of this Section 7.1(i)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after written notice to SRC and EAC.

        (k) By the Company if any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than the Company or any of its Affiliates, shall have become the beneficial owner (as defined in Rule 13D-3 promulgated under the Exchange Act) of shares of SRC Common Stock and/or SRC Preferred Stock representing 20% or more of the voting power of all classes of capital stock of SRC (excluding, for purposes of such calculation, shares of SRC Common Stock to be issued pursuant to this Agreement and shares of SRC Common Stock issued pursuant to the Stock Purchase Agreement).

        7.2    Effect of Termination. Except as provided in this Section 7.2, in
               ---------------------
the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.4 (Standstill), 5.10(b) (Confidentiality), 7.3 and Article VIII, all of which shall survive such termination) will forthwith become void, and there will be no liability on the part of SRC, EAC or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

        7.3    Fees and Expenses.
               -----------------

        (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that SRC and the Company shall share
                       --------  -------
equally all fees and expenses, other than attorneys' fees, incurred in relation to the Information Statement (including financial statements and exhibits) and any amendments or supplements thereto.

        (b) If this Agreement is terminated pursuant to Section 7.1(k) then SRC shall reimburse the Company for all of its Stipulated Expenses not later than two (2) Business Days after the date of such termination.

        (c) If this Agreement is terminated pursuant to Section 7.1(e), 7.1(g), 7.1(h), or 7.1(j) (but only if, in the case of termination pursuant to Section 7.1(j), the breach of representation or warranty by SRC or EAC is knowing or the breach of covenant by SRC or EAC is willful), then, not later than two Business Days after the date of such termination, (i) SRC shall reimburse the Company for all of its Stipulated Expenses, and (ii) SRC shall pay to the Company a termination fee in the amount of $50,000. An additional fee of $175,000 shall be payable by SRC to the Company if both (i) this Agreement is terminated as described above or as described in Section 7.3(b), and (ii) within 365 days after such termination there is consummated a transaction of the type described in the definition of SRC Acquisition Proposal yielding consideration per share of SRC Common Stock greater than $0.30. Such additional fee shall be payable within two Business Days following such consummation.

        (d) If this Agreement is terminated pursuant to Section 7.1(d), 7.1(f) or 7.1(i) (but only if, in the case of termination pursuant to Section 7.1(i), the breach of representation or warranty by the Company is knowing or the breach of covenant by the Company is willful), then, not later than two Business Days after the date of such termination, the Company shall reimburse SRC for all of its Stipulated Expenses. In addition, a termination fee of $175,000 shall be payable by the Company to SRC if both (i) this Agreement is terminated as described above, and (ii) within 365 days after such termination there is consummated a transaction of the type described in the definition of Company Acquisition Proposal yielding consideration per share of Company Common Shares greater than $2.60. Such termination fee shall be payable within two Business Days following such consummation.

        (e)    As used in this Agreement, the term "Stipulated Expenses" of a
                                                    -------------------
party shall mean those fees and expenses actually incurred by such party in connection with this Agreement and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Representatives.

        (f) This Section 7.3 shall be the exclusive right and remedy any party may have hereunder or at law or in equity for any termination of this Agreement or any breach of this Agreement.

        7.4    Amendment. This Agreement may be amended by the parties hereto by
               ---------
action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the
                             --------  -------
Merger by the Stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Shares shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

        7.5    Waiver. At any time prior to the Effective Time, any party hereto
               ------
may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

        8.1    Survival of Representations and Warranties.
               ------------------------------------------

        (a) Except as set forth in Section 8.1(b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

        (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, this Section 8.1(b) shall in
                                 --------  -------
no way limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article VII.

        8.2    Notices. All notices or other communications which are required
               -------
or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

        (a)    If to SRC or EAC:

                      Sight Resource Corporation
                      100 Jeffery Avenue
                      Holliston, MA 01746
                      Telecopier: (508) 429-6023
                      Attention: President

                      With copies to:

                      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                      Boston, Massachusetts  02111
                      Telecopier: (617) 542-2241
                      Attention:  Lewis J. Geffen, Esq.

        (b)    If to the Company:

                      Eyeshop.com, Inc.
                      3100 Hawkslanding Dr.
                      Cincinnati, Ohio  45244
                      Telecopier:  (513) 474-1120
                      Attention:  President

                      With copies to:

                      Thompson Hine LLP
                      2000 Courthouse Plaza N.E.
                      Dayton, Ohio  45402
                      Telecopier:  (937) 443-6635
                      Attention:  J. Michael Herr, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

        8.3    Disclosure Schedules. The Company Disclosure Schedule and the SRC
               --------------------
Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to such sections.

        8.4    Certain Definitions.  For purposes of this Agreement, the term:
               -------------------

        (a)    "Affiliate" means, with respect to any Person, any other Person
                ---------
that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 5% or more of the issued and outstanding capital stock of such Person.

        (b)    "Business Day" means any day other than a Saturday, Sunday or day
                ------------
on which banks are permitted to close in the State of New York or in the State of Delaware.

        (c)    "Common Share Exchange Ratio" has the meaning indicated in
                ---------------------------
Section 1.6(a).

        (d)    "Company Disclosure Schedule" means a schedule of even date
                ---------------------------
herewith delivered by the Company to SRC concurrently with the execution of this Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article III by specific section and subsection references.

        (e)    "Control" (including the terms "controlled by" and "under common
                -------
control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

        (f)    "Court" means any court or arbitration tribunal of the United
                -----
States, any domestic state, or any foreign country, and any political subdivision thereof.

        (g)    "Environmental Claim" means any claim, action, cause of action,
                -------------------
investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        (h)    "Environmental Laws" means any Law pertaining to: (i) the
                ------------------
protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq.

        (i)    "Exchange Agent" means any bank or trust company organized under
                --------------
the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 1.12(a).

        (j)    "Exchange Ratio" has the meaning indicated in Section 1.6(a).
                --------------

        (k)    "Governmental Authority" means any governmental agency or
                ----------------------
authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

        (l)    "Hazardous Material" means any substance, chemical, compound,
                ------------------
product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

        (m)    "Knowledge" means (i) in the case of an individual, knowledge of
                ---------
a particular fact or other matter deemed to be possessed by the individual if such individual is actually aware of such fact or other matter or (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        (n)    "Law" means all laws, statutes and ordinances of any Governmental
                ---
Agency including all decisions of Courts having the effect of law in each such jurisdiction.

        (o)    "Lien" means any mortgage, pledge, security interest, attachment,
                ----
encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

        (p)    "Liquidity Event" means (a) the closing of a firm commitment
                ---------------
underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of SRC to the public with net proceeds to SRC of not less than $15,000,000 or (b) the closing of a consolidation or merger of SRC, or a sale of all or substantially all of the assets of SRC, other than (i) a merger, consolidation or sale of all or substantially all of the assets of SRC in a transaction in which the shareholders of SRC immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction or (ii) the transactions contemplated by this Agreement.

        (q)    "Litigation" means any suit, action, arbitration, cause of
                ----------
action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, before any arbitrator or other tribunal.

        (r)    "Management Stockholder" means each of Carene Kunkler,  E. Dean
                ----------------------
Butler, Craig Risk, and Sandra Likes.

        (s)    "Optionholder" means the holder of a Company Stock Option
                ------------
immediately prior to the Effective Time.

        (t)    "Order" means any judgment, order, writ, injunction or decree of
                -----
any Court or Governmental Authority.

        (u)    "Person" means an individual, corporation, partnership,
                ------
association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

        (v)    "Regulation" means any rule or regulation of any Governmental
                ----------
Authority having the effect of Law.

        (w)    "SRC" Certificate Amendment" has the meaning indicated in Section
                --------------------------
2.20.

        (aa)   "SRC Stock" means SRC Common Stock and SRC Preferred.
                ---------

        (bb)   "Subsidiary" or "Subsidiaries" of the Company, the Surviving
                ----------      ------------
Corporation, SRC or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, SRC or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        8.5    Interpretation. When a reference is made in this Agreement to
               --------------
Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.6    Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        8.7    Entire Agreement. This Agreement (including all exhibits and
               ----------------
schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

        8.8    Assignment. This Agreement shall not be assigned by operation of
               ----------
law or otherwise, except that EAC may assign all or any of their rights hereunder to any Affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

        8.9    Parties in Interest. This Agreement shall be binding upon and
               -------------------
inure solely to the benefit of each party hereto, and other than with respect to
Section 5.6 (indemnification) which the parties hereto intend to establish third party beneficiary rights, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        8.10   Failure or Indulgence Not Waiver; Remedies Cumulative. No failure
               -----------------------------------------------------
or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

        8.11   Governing Law. This Agreement and the agreements, instruments and
               -------------
documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles) ("Delaware Law"). Delaware Courts within the State of Delaware and, more
  ------------
particularly to the fullest extent such Court shall
have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the
        --------  -------
purpose referred to in this Section 8.11 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts or (iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

        8.12   Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, SRC, EAC and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  SIGHT RESOURCE CORPORATION



                                  By  /s/ William T. Sullivan
                                     -------------------------------------
                                  Name: William T. Sullivan
                                  Title: President


                                  EYESHOP ACQUISITION CORP.



                                  By  /s/ William T. Sullivan
                                     -------------------------------------
                                  Name: William T. Sullivan
                                  Title: President


                                  EYESHOP.COM, INC.



                                  By  /s/ Carene Kunkler
                                     -------------------------------------
                                  Name: Carene Kunkler
                                  Title: Vice President

EXHIBIT A
---------

                                    FORM OF

                             CERTIFICATE OF MERGER

                                      OF

              EYESHOP ACQUISITION CORP., a Delaware Corporation,

                                 WITH AND INTO

                   EYESHOP.COM, INC., a Delaware Corporation

                             ********************

        Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the States of Delaware, DO HEREBY
CERTIFY:

        FIRST: That the name and state of incorporation of each of the
        -----
constituent corporations are as follows:

        NAME                                       STATE OF INCORPORATION
        ----                                       ----------------------

1.      Eyeshop.com, Inc.                                 Delaware

2.      Eyeshop Acquisition Corp.                         Delaware

        SECOND:  That an Agreement and Plan of Merger dated as of May 23, 2001
        ------
by and among Sight Resource Corporation, Eyeshop.com, Inc. and Eyeshop Acquisition Corp. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the state of Delaware.

        THIRD:  That the name of the surviving corporation of the merger is
        -----
Eyeshop.com, Inc. (the "Surviving Corporation").
                        ---------------------

        FOURTH: That the Certificate of Incorporation of Eyeshop.com, Inc. shall
        ------
be the Certificate of Incorporation of the Surviving Corporation.

        FIFTH: That the executed copy of the Agreement and Plan of Merger is on
        -----
file at an office of the Surviving Corporation.  The address of such office is:

                             Eyeshop.com, Inc.
                             3100 Hawkslanding Drive

                             Cincinnati, OH 45244


        SIXTH:  That a copy of the Agreement and Plan of Merger will be
        -----
furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

        IN WITNESS WHEREOF, the undersigned, being the President of Eyeshop.com, Inc., does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this __ day of ______, 2001.

                                Eyeshop.com, Inc.

                                By:________________________________
                                   Carene Kunkler, Vice President

EXHIBIT B
---------

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          SIGHT RESOURCE CORPORATION

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware
                             ---------------------

        Sight Resource Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

        RESOLVED: That the first paragraph of Article FOURTH of the Restated
        --------
Certificate of Incorporation of the Corporation as filed on November 2, 1992 as amended on May 10, 1994 be and hereby is deleted and the following first paragraph of Article FOURTH is inserted in lieu thereof:

               "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.0l par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Undesignated Preferred Stock")."

        Signed this 10/th/ day of April, 2001.

                            SIGHT RESOURCE CORPORATION



                            By:    /s/ William T. Sullivan
                               ----------------------------------------
                               William T. Sullivan, President

EXHIBIT C-1
-----------

                         Stockholder Voting Agreement
                         ----------------------------

                                         April 5, 2001


Eyeshop.com, Inc.
3100 Hawkslanding Drive
Cincinnati, OH 45244
Attention: President

        Re:    Stockholder Agreement
               ---------------------

Ladies and Gentlemen:

        The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Owned Shares") of common stock and/or preferred stock of Sight Resource Corporation, a Delaware corporation (the "Company"), as set forth below. On even date herewith, the Company, Eyeshop.com, Inc. ("Eyeshop") and Eyeshop Acquisition Corporation ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with respect to the merger (the "Merger") of Merger Sub with and into Eyeshop. The Stockholder wishes to facilitate the proposed Merger, acknowledges that the proposed Merger will benefit the Stockholder and agrees that Eyeshop and Merger Sub would not enter into the Merger Agreement unless the Stockholder enters into this Stockholder Agreement. For all purposes of this Stockholder Agreement, the term "Owned Shares" shall include any additional shares of Company capital stock as to which the Stockholder acquires beneficial ownership after the execution hereof.

        In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

                             1.     The Stockholder irrevocably and
        unconditionally agrees that he, she or it (a) will vote all of the Owned Shares in favor of an Amendment to the Company's Charter that increases the number of authorized shares to 50,000,000 shares of Common Stock, $0.01 par value per share and 5,000,000 shares of Preferred Stock, $0.01 par value per share; (b) will vote all of the Owned Shares in favor of an increase in the number of shares of Common Stock issuable pursuant to the 1992 Employee, Director and Consultant Stock Option Plan, as amended, to 4,500,000 shares; (c) will not vote such Owned Shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other SRC Acquisition Proposal (as defined in the Merger Agreement); and (d) shall vote all Owned Shares in favor of the following nominees to the Board of Directors: E. Dean Butler, Carene Kunkler and/or William Connell (and, for any of the foregoing who does not serve, that person's designee), on the one hand, and Christian Callsen, William McLendon and/or Ryan Schwarz (and, for any of the foregoing who does not serve, that person's designee), on the other hand, and, to the extent there are additional positions on the Board not filled by any of the foregoing, for any additional nominees recommended to the shareholders for election by the Board of Directors of the Company.

        2. The Stockholder agrees that, until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement, he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or (b) take any action or omit to take any action which, in either case, would prohibit, prevent or preclude Stockholder from performing its obligations under this Stockholder Agreement.

          3. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Stockholder Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and Eyeshop and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Stockholder Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

          4. This Stockholder Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Stockholder Agreement shall become effective when one counterpart signature page has been signed by the Stockholder and delivered to Eyeshop (which delivery may be by facsimile).

          5. The Stockholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby. The Stockholder hereby agrees not to engage in any transaction involving any securities of Eyeshop or Merger Sub that would violate applicable securities laws.

          6. Notwithstanding anything in this Stockholder Agreement to the contrary, the Company, Eyeshop and Merger Sub understand and agree that (i) Owned Shares may be subject to liens, encumbrances or restrictions (other than those relating to voting) arising in connection with pledges of Owned Shares by the Stockholder or its affiliates that exist as of the date hereof and (ii) any transfer of Owned Shares pursuant to any bona fide foreclosure under any such pledge shall not violate this Stockholder Agreement.

          7. The Stockholder represents and warrants to the Company, Eyeshop and Merger Sub that:

               (a) the Stockholder has all necessary power and authority to execute this Stockholder Agreement including the irrevocable proxy attached hereto;

              (b) the Stockholder owns or controls (regardless of in what capacity) the number of Owned Shares set forth below free from any lien, encumbrance or restriction whatsoever (except as otherwise permitted by Section 6 above) and with full power to vote the Owned Shares without the consent or approval of any other person;

               (c) this Stockholder Agreement and the attached proxy have been duly executed and delivered by the Stockholder and each constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

               (d) neither the execution nor delivery of this Stockholder Agreement and the attached proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Stockholder.

          8. This Stockholder Agreement shall terminate on the termination of the Merger Agreement or at the Effective Time of the Merger provided for in the Merger Agreement, as the case may be; provided, however, in the event that this Stockholder Agreement is terminated at the Effective Time of the Merger, the provisions set forth in Section 1(d) shall survive termination of this Stockholder Agreement for a period of three years from the Effective Time of the Merger.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.

                                        STOCKHOLDER:

                                        ___________________________________
                                        Name:______________________________

                                        Address:___________________________
                                               ____________________________
                                               ____________________________

                                        Spouse (if applicable)

                                        ___________________________________
                                        Name:______________________________


                                        Number of Shares of
                                        Common Stock ________________

                                        Number of Shares of
                                        Preferred Stock ________________

                           IRREVOCABLE PROXY FOR THE
                       STOCKHOLDER AGREEMENT OF COMPANY

By its execution hereof and in order to secure the obligations of the undersigned set forth in the Stockholder Agreement ("Stockholder Agreement") dated April 5, 2001, by and between Eyeshop.com, Inc. (the "Eyeshop") and the undersigned, the undersigned hereby irrevocably constitutes and appoints the President and the Secretary of Eyeshop, and each of such officers singly, as its true and lawful attorneys-in-fact, to: (1) vote, in accordance with the Stockholder Agreement, all shares of capital stock of Sight Resource Corporation ("SRC") which the undersigned may be entitled to vote upon the matters set forth in paragraph 1(a) and 1(b) of the Stockholder Agreement at any annual or special meeting of the stockholders of SRC (but not to vote such shares on any other matter); (2) to exercise written consent in lieu of voting with respect to the matters set forth in clause (1); and (3) to execute, acknowledge, swear to and file in the undersigned's name, place and stead any consent, approval, or other documents to be executed by the stockholders in connection with the items in clauses (1) and (2). The Proxy hereby granted is irrevocable and shall be deemed coupled with an interest in the Stockholder Agreement for the term stated therein and it shall survive the undersigned's insolvency.

        IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 5th day of April 2001.


                                        ___________________________________
                                        Name:______________________________

                                        Address:___________________________
                                               ____________________________
                                               ____________________________

                                        Spouse (if applicable)

                                        ___________________________________
                                        Name:______________________________

EXHIBIT C-2
-----------

             Form of Stockholder Agreement (Eyeshop Stockholders)
             ----------------------------------------------------

                                            March ____, 2001


Sight Resource Corporation
100 Jeffrey Avenue
Holliston, MA 01746
Attention: President

        Re:    Stockholder Agreement
               ---------------------

Ladies and Gentlemen:

        The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Owned Shares") of common stock [and/or preferred stock] of Eyeshop.com, Inc., a Delaware corporation (the "Company"), as set forth below. On even date herewith, the Company, Sight Resource Corporation ("SRC") and Eyeshop Acquisition Corporation ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with respect to the merger (the "Merger") of Merger Sub with and into the Company. Such Company common stock [and/or preferred stock] will be converted in the Merger into shares of the common stock, par value $.01 per share, of SRC ("SRC Common Stock"). The Stockholder wishes to facilitate the proposed Merger, acknowledges that the proposed Merger will benefit the Stockholder and agrees that SRC and Merger Sub would not enter into the Merger Agreement unless the Stockholder enters into this Agreement. For all purposes of this Agreement, the term "Owned Shares" shall include any additional shares of Company capital stock as to which the Stockholder acquires beneficial ownership after the execution hereof.

        In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

        1. The Stockholder irrevocably and unconditionally agrees that he, she or it (a) will vote all of the Owned Shares in favor of the Merger Agreement and the Merger at any meeting or meetings of the Company's stockholders called to vote upon the Merger Agreement and the Merger and (b) will not vote such Owned Shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other Company Acquisition Proposal (as defined in the Merger Agreement).

        2. The Stockholder agrees that he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or (b) take any action or omit to take any action which, in either case, would prohibit, prevent or preclude Stockholder from performing its obligations under this Agreement.

        3. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and SRC and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

        4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by the Stockholder and delivered to the SRC (which delivery may be by facsimile).

        5. The Stockholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby. The Stockholder hereby agrees not to engage in any transaction involving any securities of SRC or Merger Sub that would violate applicable securities laws.

        6. Notwithstanding anything in this Agreement to the contrary, the Company, SRC and Merger Sub understand and agree that (i) Owned Shares may be subject to liens, encumbrances or restrictions (other than those relating to voting) arising in connection with pledges of Owned Shares by the Stockholder or its affiliates that exist as of the date hereof and (ii) any transfer of Owned Shares pursuant to any bona fide foreclosure under any such pledge shall not violate this Agreement.

        7. The Stockholder represents and warrants to the Company, SRC and Merger Sub that:

           (a) the Stockholder has all necessary power and authority to execute this letter agreement including the irrevocable proxy attached hereto;

           (b) the Stockholder owns or controls (regardless of in what capacity) the number of Owned Shares set forth below free from any lien, encumbrance or restriction whatsoever (except as otherwise permitted by Section 6 above) and with full power to vote the Owned Shares without the consent or approval of any other person;

           (c) this letter agreement and the attached proxy have been duly executed and delivered by the Stockholder and each constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

           (d) neither the execution nor delivery of this letter agreement and the attached proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Stockholder.

        8. The Stockholder irrevocably and unconditionally agrees that he, she or it will vote all of the SRC Common Stock acquired in the Merger (the "Merger Shares") in favor of the following nominees to the Board of Directors of SRC: E. Dean Butler, Carene Kunkler and/or William Connell (and, for any of the foregoing who does not serve, that person's designee), on the one hand, and Christian Callsen, William McLendon and/or Ryan Schwarz (and, for any of the foregoing who does not serve, that person's designee), on the other hand, and, to the extent that there are additional positions on the Board not filled by any of the foregoing, for any additional nominees recommended to the shareholders for election by the Board of Directors of SRC. Merger Shares shall include any SRC Common Stock shares acquired after the execution of this Shareholder Agreement.

        9. The Agreement shall terminate on the termination of the Merger Agreement or at the Effective Time of the Merger provided for in the Merger Agreement, as the case may be; provided, however, in the event that this Stockholder Agreement is terminated at the Effective Time of the Merger, the provisions set forth in Section 8 shall survive termination of this Stockholder Agreement for a period of three years from the Effective Time of the Merger.

        IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.

                                        STOCKHOLDER:



                                        ___________________________________
                                        Name:______________________________

                                        Address:___________________________
                                               ____________________________
                                               ____________________________

                                        Spouse (if applicable)

                                        ___________________________________
                                        Name:______________________________

                                        Number of Shares of
                                        Common Stock ________________

                                        [Number of Shares of Series A
                                        Preferred Stock _________________

                                        Number of Shares of Series B
                                        Preferred Stock _________________]

                           IRREVOCABLE PROXY FOR THE
                       STOCKHOLDER AGREEMENT OF COMPANY

By its execution hereof and in order to secure the obligations of the undersigned set forth in the Stockholder Agreement ("Stockholder Agreement") dated March ____, 2001, by and between Sight Resource Corporation ("SRC") and the undersigned, the undersigned hereby irrevocably constitutes and appoints the President and the Secretary of SRC and each of such officers singly, as its true and lawful attorneys-in-fact, to: (1) vote, in accordance with the Stockholder Agreement, all shares of capital stock of Eyeshop.com, Inc. ("Eyeshop") which the undersigned may be entitled to vote upon the matters set forth in the Stockholder Agreement at any annual or special meeting of the stockholders of Eyeshop (but not to vote such shares on any other matter); (2) to exercise written consent in lieu of voting with respect to the matters set forth in clause (1); and (3) to execute, acknowledge, swear to and file in the undersigned's name, place and stead any consent, approval, or other documents to be executed by the stockholders in connection with the items in clauses (1) and
(2). The Proxy hereby granted is irrevocable and shall be deemed coupled with an interest in the Stockholder Agreement for the term stated therein and it shall survive the undersigned's insolvency.

        IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this ____ day of March, 2001.


                                        ___________________________________
                                        Name:______________________________

                                        Address:___________________________
                                               ____________________________
                                               ____________________________

                                        Spouse (if applicable)

                                        ___________________________________
                                        Name:______________________________